                                                                    EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT

            THIS ASSET PURCHASE AGREEMENT is entered into as of August 10, 2005, by and between RelationServe Media, Inc., a Nevada corporation,  or a designated subsidiary  thereof (the "BUYER"),  theglobe.com,  inc., a Delaware  corporation
("GLOBE") and SendTec, Inc., a Florida corporation ("SELLER").

            WHEREAS, Seller is engaged in the direct-response marketing business;

            WHEREAS, Seller is a wholly-owned subsidiary of Globe;

            WHEREAS, Seller and Globe desire that Seller sell, and Buyer desires to  purchase,  substantially  all of the  business  and  assets of  Seller  (the
"BUSINESS") on the terms and conditions set forth in this Agreement; and

            NOW,  THEREFORE,  in  consideration  of the  premises and the mutual agreements  and covenants  contained  herein and intending to be legally  bound,
Buyer and Seller hereby agree as follows:

     ARTICLE 1. SALE AND TRANSFER OF ASSETS.

     1.1. ACQUIRED ASSETS. Subject to the terms and conditions set forth herein, including,  without  limitation,  satisfaction  or waiver of the  conditions set forth in Sections 9 and 10 hereof,  at the Closing (as defined  herein),  Seller shall sell,  convey,  assign,  transfer  and  deliver to Buyer,  and Buyer shall purchase from Seller, all of Seller's right, title and interest in, to and under the business,  rights, claims and assets (of every kind, nature and description, whether tangible or intangible,  whether accrued,  contingent or otherwise,  and wherever  situated  and  whether or not  reflected  on the books and  records of
Seller) relating to or used in connection with, or necessary for the conduct of, the  Business,  except the Excluded  Assets (as defined  herein) (the  "ACQUIRED
ASSETS"),  free and  clear of any and all  liens,  security  interests,  claims, charges,  options,  mortgages,  debts, leases (or subleases),  conditional sales agreements,  title  retention  agreements,  material  defects  as  to  title  or restrictions  against the transfer or assignment thereof and encumbrances of any kind  (collectively,  "ENCUMBRANCES")  except  for such  Encumbrances  listed on
SCHEDULE  1.1 hereto  ("PERMITTED  ENCUMBRANCES").  The  Acquired  Assets  shall include, without limitation, the following:

          (a) All tangible assets used in or necessary to the Business,  whether owned  or  leased  and  whether  located  on the  property  of the  Business  or
elsewhere,   including,  without  limitation,  all  manufacturing,   production,
maintenance,  testing and other machinery, motor vehicles, furniture, computers, printers and office equipment;

          (b) All  intangible  assets  used or  useful  in or  necessary  to the
Business,  including, without limitation: the name "SendTec" and all derivations thereof,  all trade names,  domain names,  websites,  service marks names, trade
dress,  logos,  trade  secrets,  copyrights,   designs,  technical  information,
know-how, processes, techniques, research and development information, supplies, plans, proposals,  technical data, computer software,  financial,  marketing and business  data,  pricing and cost  information,  business and  marketing  plans, formulas, devices, software or compilations of information; all patents, license rights and sublicense rights to all patents and trademarks, and other intangible assets  registered  in the name of Seller and  currently  used or proposed to be used by Seller or any of its  Affiliates  in  connection  with,  or necessary or useful for the  conduct of the  Business,  all  registrations  and  applications therefore  and all  licenses  (as  licensee or  licensor)  and other  agreements related  thereto  (the  "INTELLECTUAL  PROPERTY")  all of which  are  listed  on
SCHEDULE  5.11(a)  hereto,  and all of Seller's rights to use or allow others to
use  such  Intellectual   Property  and  all  claims  for  infringement  of  any
Intellectual Property, and intangible rights relating thereto;

          (c) All  current  customer  or  client  lists,  files,  documentation, records and related  documentation used in connection with the Business,  all of which  customers  (but not other  information)  are  listed on  SCHEDULE  1.1(c)
hereto;

          (d) All of Seller's  rights to the  products,  services and product or service line extensions of the Business, whether now existing or currently under development;

          (e) All of the  Seller's  rights  and  interests  arising  under or in connection with Contracts (as defined in Section 5.14 hereof),  all of which are listed on SCHEDULE 1.1(e) hereto;

          (f)  All  franchises,  licenses,  permits,  consents,  authorizations, approvals  and  certificates,  or any waiver of the  foregoing,  required by any person or organization including any Governmental Authority (as defined herein), held, used or otherwise  possessed by Seller in connection with and/or necessary to the  operation of the  Business,  to the extent  transferable  to Buyer under applicable laws, all of which are listed on SCHEDULE 1.1(f) (the "PERMITS");

          (g) All leases of  equipment,  machinery  or other  tangible  personal property  used in  connection  with and/or  necessary  to the  operation  of the
Business,  all of which are listed on SCHEDULE  1.1(g) (the  "PERSONAL  PROPERTY
LEASES"  and the  personal  property  subject  to such  leases to the  extent of
Seller's leasehold interest therein);

          (h)  All  leases  of real  property  used in  connection  with  and/or necessary to the  operation  of the  Business as listed on SCHEDULE  1.1(h) (the
"REAL  PROPERTY  LEASES",  and the real  property  subject to such leases to the extent of Seller's leasehold interest therein, the "LEASED REAL PROPERTY");

          (i) All goodwill and going concern value associated with the Business;

          (j) All books of account, general,  financial, Tax (as defined herein)
and personal records, property records, purchasing and sales records, credit and collections records, personnel and payroll records, invoices,  shipping records, warranties on all services,  supplies and  equipment,  correspondence  and other documents, files, papers, mailing lists, customer, licensee,  representative and vendor  lists,  and all  computer  software,  programs  and data and any  rights thereto owned,  associated with or employed by Seller or its Affiliates used in, or relating to, the Business;

          (k) All rights with respect to  unemployment,  workers' and  workmen's compensation,  and other  similar  insurance  reserves  and rebates  relating to
Transferred Employees (as defined herein);

          (l)  All  amounts  owing  Seller  or any of its  Affiliates  as of the
Closing for services or products  provided by the Business prior to the Closing, whether or not an invoice  for such  services or  products  has been  submitted,
including,   without   limitation,   prepaid  assets  and  expenses,   insurance
allocations,  travel advances,  rent and utility deposits and deposits for goods
and  services   relating  to  the  operation  of  the  Business  (the  "ACCOUNTS
RECEIVABLE") as listed on SCHEDULE 1.1(l);

          (m) All  cash,  commercial  paper,  cash  equivalents  and  marketable securities  of the  Business  on  hand or in any  bank  accounts  or  securities accounts owned by Seller, each of which is listed on SCHEDULE 1.1(m).

          (n) All customer deposits of the Business owned by Seller;

          (o)  All  information  services  systems  and  computer  hardware  and software of the Business;

          (p) All  sales  data,  including  all sales  representatives,  account books, logs and other documents reflecting sales strategies and appointments and suppliers' names of the Business and all sales and promotional materials used by
Seller in connection with the Business;

          (q)  All of  Seller's  inventories  of the  Business  existing  on the
Closing Date (as defined  herein),  including  but not limited to,  disposables, spare parts, materials,  works-in-process,  active shipments,  ordered goods and supply items,  that are (i) held for sale or rent,  (ii) used in connection with the sale or rental or other Acquired  Assets,  (iii) parts used in the repair of
Acquired  Assets,  or (iv)  held by a third  party  under a  rental  arrangement whether  located on the  premises of either  Seller,  in transit to or from such
premises,   in   warehouses,   in   premises  of   manufacturers   (collectively
"INVENTORY");

          (r) All claims,  causes of action,  rights of  recovery  and rights of set-off of any kind (including  rights to insurance  proceeds,  indemnity claims
and  rights  under  and   pursuant  to  all   warranties,   service   contracts,
representations  and  guaranties  made by suppliers  of  products,  materials or equipment, or components thereof and third-party service providers),  pertaining to or arising  out of, the  Business  and  inuring to the benefit of Seller with respect to the Business;

          (s) All products, ideas or concepts of the Seller under research on or prior to the Closing Date that relate to the Business;

          (t) All other  assets,  properties,  rights and business of every kind and  nature  owned or held by  Seller  or its  Affiliates  which are used in the
Business,  or in  which  Seller  has an  interest,  known or  unknown,  fixed or unfixed, choate or inchoate, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this Agreement, except the Excluded Assets.

     1.2. EXCLUDED ASSETS.  Notwithstanding the foregoing,  the following assets relating to the Business are being  retained by Seller,  are expressly  excluded from the purchase and sale contemplated  hereby,  and, as such, are not included in the Acquired Assets (the "EXCLUDED ASSETS"):

               (i) All property and assets of Seller that are not related to the
Business;

               (ii)  All  insurance  policies,  other  than  rights  to  receive proceeds of insurance  policies  related to the Acquired Assets or the Business, and all rights of offset, counterclaims and insurance coverage thereunder;

               (iii) All  severance,  pension,  retirement  and  other  employee benefit plans other than the right to any refunds or reimbursements thereunder;

               (iv) All rights of Seller with  respect to the  claims,  refunds, causes of action, rights of recovery, rights of set-off and all other rights and assets of every kind and nature related to the Excluded  Liabilities (as defined below);

               (v) All monies to be received  by Seller and all other  rights of
Seller under this Agreement  including,  without limitation,  the Purchase Price
(as  defined  herein)  and the  other  agreements,  documents,  and  instruments executed or delivered in connection with this Agreement; and

               (vi) The right to receive mail and other communications addressed to Seller relating to any of the assets  described in the foregoing  clauses (i)
through (v) or the Excluded Liabilities.

     ARTICLE 2.  ASSUMPTION OF OBLIGATIONS.

     2.1.  ASSUMPTION  OF  CERTAIN  LIABILITIES.  Buyer  is  assuming  only  the following liabilities and obligations of Seller, and Buyer and Seller agree that there will be no other outstanding  liabilities,  to suppliers or otherwise,  of the Business assumed by Buyer, other than those listed in this Section 2.1:

          (a) The  liabilities  reflected  on the  Balance  Sheet  and all other liabilities of the Business incurred thereafter in the Ordinary Course; and

          (b) All other  liabilities  and  obligations  of the  Business and the
Acquired  Assets to the extent first arising or maturing (but only to the extent so maturing) after the Closing Date.

     The liabilities and obligations of Seller identified in subsections (a) and
(b) of this Section 2.1 are hereinafter collectively referred to as the "ASSUMED
LIABILITIES."

     2.2.   LIABILITIES   NOT  ASSUMED.   With  the  exception  of  the  Assumed
Liabilities,  Buyer shall not by execution and  performance of this Agreement or otherwise,  assume or otherwise be  responsible  in any way for any liability or obligation of any nature,  whether absolute,  contingent,  accrued,  or known or unknown,  of Seller or any  Affiliate  of Seller  whether or not relating to the
Business.

     ARTICLE 3. PURCHASE PRICE. The total purchase price for the Acquired Assets to be paid to  Seller  by  Buyer  shall be  Thirty-Seven  Million  Five  Hundred
Thousand Dollars  ($37,500,000)  (the "PURCHASE PRICE") and shall be paid in the following manner:

     3.1. CLOSING PAYMENT. At the Closing (as defined herein),  against delivery of appropriate  instruments of sale,  transfer,  conveyance and assignment  with respect to the Acquired Assets, Buyer shall deliver to Seller:

          (a) Thirty-Six Million Five Hundred Thousand Dollars  ($36,500,000) to
be paid as follows at Closing:

               (i)   Thirty-Five   Million   Five   Hundred   Thousand   Dollars
($35,500,000)  (the "CLOSING AMOUNT") to be paid in immediately  available funds by wire transfer to the bank account of Globe; and

               (ii) One Million  Dollars  ($1,000,000)  (the  "ESCROW  AMOUNT"),
which  shall be  released  pursuant  to the  terms of the  that  certain  Escrow
Agreement  by and  between  Buyer,  Globe and  Proskauer  Rose LLP (the  "ESCROW
AGENT"),  dated as of the date  hereof,  substantially  in the form of EXHIBIT A hereto (the "ESCROW AGREEMENT") and sent by wire transfer to the bank account of
Globe; and

          (b) One Million Dollars in cash  ($1,000,000)  (the "HOLDBACK  CASH"), which shall,  together with the Escrowed Shares,  be held by the Holdback Escrow
Agent pursuant to the terms of the Holdback Escrow  Agreement (as such terms are defined in Section 3.2 below).

     3.2. ESCROWED SHARES.

          (a) As additional protection for the Buyer in the event that the Buyer suffers any Losses for which the Buyer is entitled to indemnification hereunder,
Globe shall, at the Closing, issue to the Buyer and deposit with Olshan Grundman
Frome  Rosenzweig & Wolosky,  LLP (the  "HOLDBACK  ESCROW  AGENT"),  a number of shares of restricted  common stock of Globe (the  "ESCROWED  SHARES")  having an aggregate value of Seven Hundred and Fifty Thousand Dollars  ($750,000)  (valued at the average  closing price of Globe common stock over a trailing ten (10) day period  prior to the  Closing,  which  shares  shall be  entitled  to  customary
"piggyback"  registration  rights).  Unless  and until any  Escrowed  Shares are released to the Buyer  pursuant to the  Holdback  Escrow  Agreement  (as defined below), the Buyer may not sell, assign,  pledge,  encumber or otherwise transfer such Escrowed  Shares,  nor shall the Buyer have the right to vote such Escrowed
Shares.

          (b) PARTIAL  RELEASE OF HOLDBACK  CASH.  On the first to occur of: (i)
the date that is six months after the Closing  Date; or (ii) the date that Buyer receives audited financial  statements of the Business for the fiscal year ended
December  31, 2005 (the first of such dates being the "PARTIAL  RELEASE  DATE"), the parties  shall cause the Holdback  Escrow Agent to release from the Holdback
Escrow  Agreement  (as defined  below) and pay to Globe the sum of Seven Hundred
Fifty Thousand Dollars ($750,000) in cash;  provided,  however,  that if, on the
Partial Release Date, the Buyer (A) shall have sustained indemnifiable Losses in excess of $100,000  that have  already been  satisfied  by recourse  against the
Holdback  Cash,  (B) shall have pending any good faith Claims for  indemnifiable

Losses  that are  reasonably  estimated  by the Buyer to exceed  $100,000 in the aggregate  or (C) shall have  pending  any good faith  Claims for  indemnifiable
Losses that would, when Buyer's reasonable estimates thereof are aggregated with any indemnifiable  Losses sustained by Buyer that have already been satisfied by recourse  against the Holdback  Cash,  exceed  $100,000,  then such $750,000 sum shall not be paid to Globe on the Partial Release Date and the entire balance of the Holdback  Cash  remaining on the Partial  Release Date shall  continue to be held and  disbursed  by the Holdback  Escrow Agent  pursuant to the terms of the
Holdback Escrow Agreement.

          (c) HOLDBACK  ESCROW  AGREEMENT.  The  Holdback  Cash and the Escrowed
Shares  shall  be  held by the  Holdback  Escrow  Agent  pursuant  to an  Escrow
Agreement  substantially  in the form of EXHIBIT B hereto (the "HOLDBACK  ESCROW
AGREEMENT")  during the  Indemnification  Period  (as  defined  herein).  At the expiration of the Indemnification  Period, (i) the then remaining balance of the
Holdback  Cash  shall be paid to Globe  and (ii) the then  remaining  number  of
Escrowed Shares shall be returned to Globe, whereupon such Escrowed Shares shall be cancelled and shall cease to be issued and outstanding. The Holdback Cash and
Escrowed Shares shall not, to the extent  permitted by law, be subject to claims of any creditors of Globe or Seller.

          (d)  GLOBE'S  ELECTION.  In the  event  that  the  Buyer  suffers  any
Loss(es), for which the Buyer is entitled to indemnification hereunder for which the Holdback Cash shall not be sufficient to fully  indemnify  Buyer as provided in  Article  11,  Buyer  shall have the right at the time of payment of any such
Claim(s) to payment of the deficit by transfer to Buyer by the  Holdback  Escrow
Agent of such number of the Escrowed  Shares that shall have an  aggregate  Fair
Market Value that is sufficient to pay such deficit. If the Fair Market Value of the  Escrowed  Shares is less than the amount  required to be remitted to Buyer, then  Seller  and Globe  shall be  jointly  and  severally  liable  and shall be required at the time required for payment of such Claim(s) to immediately pay to the Buyer the  difference  between the Fair Market Value of the Escrowed  Shares
(or the then remaining  Escrowed Shares) and the amount of such Loss(es) payable in respect of such  Claim(s)  (such  difference,  the  "Share  Value  Deficit");
PROVIDED,  HOWEVER, that in no event shall more than an aggregate of $750,000 in value (whether in the transferred  Escrowed Shares' Fair Market Value or in cash required  to fund a Share Value  Deficit) be payable in respect of any  Loss(es)
that  cumulatively  become  payable  for which the  Holdback  Cash  shall not be sufficient  to fully  indemnify as provided in Article 11. In  addition,  in the event  that the Buyer  suffers  any  Loss(es)  for which  Buyer is  entitled  to indemnification  hereunder for which the Escrowed Shares shall be paid to Buyer,
Globe shall have the right to elect to pay all or a portion of such  Loss(es) in cash in lieu of Escrowed Shares, PROVIDED,  FURTHER, that Globe (i) gives prompt written  notice of such  election to Buyer  prior to  delivery  of the  Escrowed
Shares to Buyer by the  Holdback  Escrow  Agent,  and (ii) pays to Buyer by wire transfer of immediately available funds an amount equal to the Fair Market Value of the  Escrowed  Shares  that would have been  released  to Buyer had Globe not elected to pay such Loss(es) in cash.

     3.3. ADJUSTMENTS TO PURCHASE PRICE.

          (a) CLOSING DATE BALANCE SHEET ADJUSTMENT. The Purchase Price shall be adjusted  at Closing in  accordance  with the Closing  Date  Balance  Sheet,  as defined below,  to the extent that Seller's Net Working  Capital as reflected on the Closing Date Balance Sheet is more than or less than $0.

          (b) CLOSING DATE BALANCE  SHEET.  Seller shall  prepare and deliver an estimated  balance sheet dated as of the Closing Date (the "CLOSING DATE BALANCE
SHEET"), as soon as practical, but in all cases, within one (1) Business Day (as defined herein) prior to the Closing Date. Such Closing Date Balance Sheet shall be prepared by Seller's accountants in accordance with GAAP applied consistently with past  accounting  practices of Seller.  If the Closing  Date Balance  Sheet establishes  that Seller's Net Working Capital is more or less than $0, then, in that event, the Purchase Price shall be increased or decreased dollar-for-dollar
(the "ADJUSTMENT") by the amount of the excess or deficiency. Thus, for example, if the Closing Date  Balance  Sheet shows Net Working  Capital of $250,000,  the
Purchase  Price shall be  increased  by  $250,000.  If, on the other  hand,  the
Closing  Date  Balance  Sheet  shows Net  Working  Capital  of less than $0, the
Purchase Price shall be reduced to the extent of such deficit.

     3.4.  POST-CLOSING AUDIT ADJUSTMENT.  Buyer shall direct the preparation of an audit of the Closing  Date  Balance  Sheet and shall  deliver the same to the
Globe and Seller prior to March 31, 2006. To the extent that the audited Closing
Date Balance Sheet shows a different Net Working  Capital as of the Closing Date than the  estimate  previously  prepared  by Seller,  Globe and Seller  shall be responsible  to pay to Buyer the  amount  of any  deficit  by which Net  Working
Capital is less than the  estimate,  and Buyer shall pay to Seller,  any greater amount by which the audited  Closing  Date  Balance  Sheet Net  Working  Capital exceeds the  estimate  within 15 days of delivery  of the audited  Closing  Date
Balance Sheet to Seller.

     3.5.  ALLOCATION  OF  PURCHASE  PRICE.  The parties  hereto  agree that the
taxable  purchase  of  the  Acquired  Assets  shall  be  an  "applicable   asset
acquisition"  governed by Section 1060 of the Code.  The parties  hereto further agree that the Purchase Price shall be allocated in accordance with SCHEDULE 3.5 hereto (as may be later adjusted in accordance  with Section 3.3). Each of Buyer and Seller agrees to complete IRS Form 8594  consistently  with such  allocation and, if  requested  by the other,  to furnish the other with a copy of such Form prepared in draft form no less than 45 days prior to the filing due date of such
Form. None of Buyer, Seller or Seller's Affiliates shall file any return or take a position  with any taxing  authority  or in  connection  with any tax  related litigation that is inconsistent  with this Section 3.5, unless required to do so pursuant  to a  determination  within  the  meaning  of  Section  1313(a) of the
Internal Revenue Code (the "CODE").

     ARTICLE 4.  CLOSING.

     4.1.  CLOSING.  The closing of the  transactions  contemplated  hereby (the
"CLOSING")  shall be held at such  date,  time and  place  as Buyer  and  Seller mutually agree but in any event prior to October 31, 2005 (the "CLOSING DATE").

     4.2.  DELIVERIES AT CLOSING.  Upon satisfaction or waiver of all conditions set forth herein, at the Closing:

          (a) Seller  shall duly  execute and deliver to the Buyer bills of sale and  instruments  of assignment  and transfer as may be necessary to vest in the
Buyer good and  marketable  title to all of the  Acquired  Assets,  in each case subject to no Encumbrance, and for assumption of the Assumed Liabilities.

          (b) The Buyer  shall  deliver  or cause to be  delivered  the  Closing
Amount to Seller.

          (c) The Escrow  Amount  shall be  released  to Seller  pursuant to the terms of the Escrow Agreement.

          (d) The  Holdback  Amount  shall  be  delivered  into  escrow  for the
Indemnification Period under the Holdback Escrow Agreement.

          (e) Each of the parties  thereto shall execute and deliver each of the documents,  instruments  or  agreements  required to be executed  and  delivered pursuant to Sections 9 and 10 hereof.

     ARTICLE 5.  REPRESENTATIONS  AND WARRANTIES OF SELLER AND GLOBE. The Seller
and Globe,  jointly and severally,  represent and warrant to the Buyer as of the date hereof (except as otherwise indicated) as follows, PROVIDED,  HOWEVER, that
Seller's and Globe's  representations and warranties contained in Section 5.3(b)
or (c) (as it relates  to Seller  and/or  the  Business),  5.5 (as it relates to
Seller and/or the  Business)  5.6, 5.7, 5.8, 5.9 (as it relates to Seller and/or the Business),  5.10 (as it relates to Seller and/or the Business)  5.11,  5.12,
5.13,  5.14,  5.15,  5.16 (as it relates to Seller and/or the  Business),  5.17,
5.18, 5.19 and 5.20 (collectively,  the "Operational Representations") shall not be deemed to have been made upon  execution by Globe  hereof,  and shall only be deemed made when, and if, comparable  representations and warranties are made by
Seller  Management  (as  defined  in  Section  9.11) to  Globe  (and as to which representations and warranties by Seller Management Buyer shall also be entitled to rely upon  hereunder  PROVIDED,  HOWEVER,  neither  Seller nor Globe shall be required to obtain Seller Management consent to any such reliance), which may be made in the Globe  Redemption  Agreement  (as defined in Section 9.10) or in any another document or agreement, relating to such matters, and upon obtaining such management  representations,  the Operational Representations shall be deemed to be made by Globe:

     5.1.  ORGANIZATION;  AUTHORITY.  (a) Globe is a corporation duly organized, validly  existing and in good standing  under the laws of the State of Delaware.
Seller is a corporation  duly organized,  validly  existing and in good standing under the laws of the State of Florida (i.e., Seller is organized and its status is  "active").  Seller  and Globe  are each duly  licensed  or  qualified  to do business as a foreign entity, and are each in good standing in each jurisdiction where such  qualification  is necessary as listed on SCHEDULE 5.1,  which,  with respect  to  Seller,  are the only  jurisdictions  in which  qualifications  are required in connection  with the  operation of the  Business.  True and complete copies of the charter and bylaws,  including any amendments  thereto through the date  hereof  (certified  as of a recent date  hereof by the  Secretary  of each
Seller), of each of Seller and Globe have been delivered to Buyer.

          (b)  Seller  and Globe  each have all  requisite  corporate  power and authority  to (i) execute  and deliver  this  Agreement,  the other  Transaction
Documents to which each is a party (the "SELLER TRANSACTION  DOCUMENTS") and any related  agreements  to  which  either  of them is a party  and to  perform  the transactions contemplated hereby and thereby (the "CONTEMPLATED  TRANSACTIONS"),
(ii) to use its  corporate  name,  (iii) to operate its business and to carry on its business as presently  conducted,  and (iv) to own, lease and otherwise hold its properties and assets.  All of the issued and  outstanding  capital stock of
Seller is owned beneficially and of record by Globe.

     5.2. AUTHORITY RELATIVE TO THE TRANSACTION DOCUMENTS. Seller and Globe have all  requisite  corporate  authority  and  power to  execute  and  deliver  this
Agreement  and the other  Seller  Transaction  Documents  to which it is or will become a party  and to  consummate  the  transactions  contemplated  hereby  and thereby.  The  execution  and  delivery of this  Agreement  and the other Seller
Transaction  Documents and the  consummation  of the  transactions  contemplated hereby  and  thereby  have  been duly and  validly  authorized  by all  required corporate  and  stockholder  action  on the part of Seller  and by all  required corporate and  stockholder  action on the part of Globe and no other  corporate, shareholder  or other  proceedings  on the part of Seller or Globe  (other  than stockholder  approval by the  stockholders  of Globe) are necessary to authorize this  Agreement or the other Seller  Transaction  Documents or to consummate the
Contemplated  Transactions.  The Seller Transaction Documents have been duly and validly executed and delivered by Seller and Globe as applicable,  and, assuming the  Seller  Transaction  Documents  have been  duly  authorized,  executed  and delivered by Buyer, the Seller  Transaction  Documents  constitute the valid and binding  agreement of Seller and Globe  enforceable  against Seller and Globe in accordance  with  their  terms,  except as  limited  by  applicable  bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect  relating to or affecting  creditors'  rights  generally,  including  the effect  of  statutory  and  other  laws  regarding  fraudulent  conveyances  and preferential  transfers  and  subject  to the  limitations  imposed  by  general equitable principles  (regardless whether such enforceability is considered in a proceeding at law or in equity).

     5.3. NON-CONTRAVENTION. Except as listed on SCHEDULE 5.3, the execution and delivery  by  Seller  and Globe of this  Agreement  and the  Seller  Transaction
Documents  and the  consummation  by the  Seller  and Globe of the  Contemplated
Transactions  will not (a)  violate  or  conflict  with any  provision  of their respective  charters or bylaws,  each as amended to date;  (b) conflict  with or result in the breach or  termination  of (or  constitute a default for any event which,  with notice or lapse of time or both would  constitute a default) under, or give to others any rights of  termination or  cancellation  of, or accelerate the  performance  required  by, or maturity of, or result in the creation of any
Encumbrance  pursuant  to any of the terms,  conditions  or  provisions  of, any
Contract which either Seller or Globe is a party; (c) constitute a violation of, or be in conflict  with, or constitute or create a default  under,  or result in the creation or imposition of any Encumbrance;  or (d) violate any statute, law, ordinance,  guideline,  interpretation,  judgment,  decree, order, regulation or rule of any  Governmental  Authority  (as defined  herein).  The  execution  and delivery  of this  Agreement  by Seller  and Globe and the  performance  of this
Agreement,  the Seller  Transaction  Documents  and the related or  Contemplated
Transactions by Seller and Globe will not require filing or  registration  with, or the issuance of any Permit by, any Person or Governmental Authority under any applicable Law (other than any obligations to file an Information  Statement and other  reports  as  required  by the  Exchange  Act (as  defined  herein) or any contracts to which Seller and Globe is a party.  The  Contemplated  Transactions will not violate or conflict  with any  contract,  agreement,  or  understanding relating to the acquisition of Seller by Globe.

     5.4. COMPLIANCE WITH LAW. Except as set forth on SCHEDULE 5.4, the Business has been conducted in accordance with all applicable Laws (except,  in each such case, for any non-compliance  that individually or in the aggregate has not had, and would not reasonably be expected to have, a Material Adverse Effect). Seller has complied with, and is in compliance  with (a) all Laws  applicable to Seller or any of its  properties  and (b) all terms and  provisions of all Contracts to which  Seller is a party,  or to which the  Acquired  Assets or the  Business is subject (except,  in each such case, for any non-compliance that individually or in the  aggregate  has not had, and would not  reasonably be expected to have, a
Material  Adverse Effect).  Except as set forth in SCHEDULE 5.4 hereto,  neither
Seller nor Globe has committed,  been charged with, or been under  investigation with respect to, nor does there exist, any violation of any provision of any Law with  respect to the  Acquired  Assets or the  Business.  Neither the Seller nor
Globe is subject to any decree, injunction,  judgment, order, ruling, assessment or writ issued by any  Governmental  Authority which could impair its ability to consummate  the  transactions  contemplated  hereby or adversely  affect Buyer's ownership  of the  Acquired  Assets or  conduct of the  Business  from and after
Closing.

     5.5. SEC DOCUMENTS;  FINANCIAL STATEMENTS. (a) Since August 30, 2004, Globe
has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange  Commission  ("SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended
(the  "EXCHANGE  ACT") (all of the foregoing  filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the
"SEC DOCUMENTS").  As of their respective  dates, the SEC Documents  complied in all material  respects with the  requirements  of the Exchange Act and the rules and  regulations  of the  SEC  promulgated  thereunder  applicable  to  the  SEC
Documents,  and none of the SEC Documents,  at the time they were filed with the
SEC,  contained  any untrue  statement of a material  fact or omitted to state a material  fact  required to be stated  therein or necessary in order to make the statements  therein,  in light of the circumstances  under which they were made, not misleading.  As of their respective dates, the financial statements included in the SEC Documents  ("SEC  FINANCIAL  STATEMENTS")  complied as to form in all material  respects with  applicable  accounting  requirements  and the published rules  and  regulations  of the SEC  with  respect  thereto.  The SEC  Financial
Statements have been prepared in accordance with generally  accepted  accounting principles  in the  United  States  ("GAAP"),  consistently  applied  during the periods  involved  (except (i) as may be otherwise  indicated in such  financial statements  or the  notes  thereto,  or (ii) in the  case of  unaudited  interim statements,  to the extent they may exclude  footnotes  or may be  condensed  or summary  statements)  and fairly present in all material  respects the financial position  of Seller and Globe (as it relates to Seller and the  Business)  as of the dates  thereof  and the  results  of its  operations  and cash flows for the periods  then ended  (subject,  in the case of unaudited  statements,  to normal year-end audit  adjustments).  As at the  respective  dates of the SEC Financial
Statements, there were no material liabilities or obligations of Seller (whether absolute or contingent)  except for those liabilities and obligations  reflected on or  adequately  reserved  for  therein.  To the  knowledge  of the  executive officers of Globe, no information provided by or on behalf of Seller to Buyer or which is  included  in the SEC  Documents  contains  any untrue  statement  of a material fact or omits to state any material fact necessary in order to make the statements  therein,  in light of the circumstances under which they are or were made, not misleading.

                                       10

          (b)  CERTAIN  FINANCIAL  INFORMATION.  Globe  has  delivered  to Buyer complete and correct copies of (i) audited financial statements for Seller as of and for the calendar year ended December 31, 2004 and the related  statements of income  and  cash  flows  for the  periods  ending  on such  date;  and (ii) the unaudited financial statements for Seller as of and for the 6-month period ended
June 30, 2005 (the  "BALANCE  SHEET DATE") and the related  statements of income and cash  flows for the  periods  ending on such dates  (the  "SELLER  FINANCIAL
STATEMENTS",  and together with the SEC  Financial  Statements,  the  "FINANCIAL
STATEMENTS"),  copies  of which are  attached  as  EXHIBIT  5.8(b)  hereto.  The unaudited  balance sheet of Seller as of the Balance  Sheet Date is  hereinafter referred to as the "BALANCE SHEET". Each of the Seller Financial  Statements has
been prepared in accordance with GAAP,  applied on a consistent basis throughout the  relevant  periods  (except as may be  otherwise  indicated  in such  Seller
Financial Statements or the notes thereto),  and fairly presents in all material respects the assets,  liabilities  and  financial  position of Seller as of such dates and for the periods indicated subject,  in the case of unaudited financial statements, to normal year end adjustments.  Since the Balance Sheet Date, there has been no change in any of the  significant  accounting  policy  practices  or procedures of Seller or Globe.

     5.6.  ABSENCE OF CERTAIN CHANGES AND EVENTS.  Since the Balance Sheet Date,
Seller's  business has been  conducted  only in the ordinary  course of business consistent  with  past  practice  of Seller  (the  "ORDINARY  COURSE").  Without limiting the  foregoing,  except as set forth on SCHEDULE 5.6, since the Balance
Sheet Date, there has not been, occurred or arisen:

          (a) any material adverse change in the operations (as now conducted or as presently proposed to be conducted), assets, liabilities, earnings, business, properties,  rights, net worth, or condition (financial or otherwise) of Seller, nor are any such changes threatened, anticipated or contemplated;

          (b) any sale,  lease or other  disposition of any properties or assets of Seller, or any transaction that is material to the business of Seller entered into or carried out, except in the Ordinary Course;

          (c) any material change made in the methods of doing business, nor has a Material  Adverse  Effect in the  accounting  principles  or  practices or the method of  application  of such  principles  or practices  used by Seller or any change in  depreciation or amortization  policies or rates  theretofore  adopted occurred;

          (d) any Encumbrance imposed or agreed to be imposed on or with respect to any of the  Acquired  Assets  or  capital  stock of  Seller,  other  than the
Permitted Encumbrances;

          (e) any modification,  waiver, change, amendment,  release, rescission or  termination  of, or accord and  satisfaction  with  respect to, any material term, condition or provision of any Contract (as defined herein), other than any satisfaction by performance in accordance with the terms thereof in the Ordinary
Course;

                                       11

          (f) any actual,  threatened,  anticipated  or  contemplated  casualty, loss, damage or destruction  (whether or not covered by insurance),  conversion, termination,  cancellation,  default or taking by eminent domain or other action by any  Governmental  Authority that has had or could  reasonably be expected to have a Material Adverse Effect;

          (g) any  adverse  pending,  threatened,  anticipated  or  contemplated dispute  of any kind with any  contractor,  subcontractor,  customer,  supplier, source of financing, employee, landlord, subtenant or licensee of Seller that is reasonably  likely to result in any  material  reduction  in the amount,  or any change in the  material  terms or  conditions,  of  business  with any  material customer, supplier or source of financing of Seller;

          (h)  any  increase,   other  than  in  the  Ordinary  Course,  in  the
compensation  payable  or  to  become  payable  to  any  of  Seller's  officers, employees,  agents or consultants (including,  without limitation,  any increase pursuant to any bonus, pension,  profit-sharing or other plan or commitment), or the  entering  into with or  modification  of any  employment  contract or other agreement concerning the compensation of any officer, or employee, or the making of any loan to, or engagement in any transaction  with, any officers,  directors or shareholders of Seller,  or the establishment of any new, or the modification of any existing,  employee  benefit,  compensation  or stock plan of Seller that affects the employees of Seller;

          (i) capital expenditures or commitments  therefore by Seller in excess of $10,000 in the aggregate for additions,  alterations or  modifications to the property, plant or equipment of Seller;

          (j) the  incurrence of any material  obligation or liability  (whether absolute,  accrued, contingent or otherwise and whether due or to become due) or the  incurrence or entering into of any  transaction,  contract or commitment by
Seller with respect to its business,  other than items  incurred or entered into
(as the case may be) in the Ordinary Course;

          (k) any payment,  discharge or satisfaction of any claim,  Encumbrance or  liability by Seller other than in the  Ordinary  Course  (whether  absolute, accrued, contingent or otherwise and whether due or to become due);

          (l) any labor  trouble,  problem  or  grievance  that has had or could reasonably be expected to have a Material Adverse Effect;

          (m) any license, sale, transfer, pledge, mortgage or other disposition of any tangible or  intangible  asset or  Intellectual  Property of Seller other than in the Ordinary Course;

          (n) any cancellation of any Indebtedness (as defined herein) or claims or any  amendment,  termination,  diminution or waiver of any rights of material value to Seller;

          (o) any change in the  customers or the personnel of Seller other than such routine changes which occur in the Ordinary Course;

          (p) any material  decrease in the level of maintenance of any material tangible  assets of Seller from that level generally in effect prior to the date hereof;

                                       12

          (q) any  material  failure to operate  the  business  of Seller in the
Ordinary  Course,  including,  but not limited to, any failure by Seller to make capital  expenditures  or  investments  in  Seller or any  failure  to pay trade accounts payable consistent with past practice;

          (r) any pending, threatened, anticipated or contemplated occurrence or situation of any kind, nature or description (including, without limitation, the enactment of any Laws (as defined  herein)) that has had or could  reasonably be expected to have a Material Adverse Effect; and

          (s) any agreement or  understanding,  whether in writing or otherwise, for Seller to take any of the actions specified in (a) through (r) above.

     5.7. TITLE TO PROPERTIES.

          (a) ACQUIRED ASSETS.  Seller has, and is transferring to Buyer,  good, clear and valid record and  marketable  title to, and  possession of, all of the
Acquired Assets owned by Seller,  free and clear of any Encumbrances (other than
Permitted  Encumbrances).  Seller has, and is transferring  to Buyer,  valid and subsisting  leasehold  interests or licenses in, and  possession  of, all of the
Acquired Assets that are leased by Seller.  Seller has the full right, power and authority to sell,  convey,  transfer,  assign and deliver the Acquired  Assets, without the need to obtain the consent or approval of any third party, except as listed on  SCHEDULE  5.7(a).  At and as of the  Closing,  Seller will convey the
Acquired  Assets to Buyer by  deeds,  bills of sale,  certificates  of title and other  instruments of assignment and transfer  effective in each case to vest in
Buyer, and Buyer will have, good and valid record and marketable title to all of the  Acquired  Assets,  free and clear of any and all  Encumbrances,  except for
Permitted  Encumbrances.  The Acquired Assets are, in all material respects,  in good condition and repair and are adequate and sufficient for Seller's  intended purposes,  ordinary wear and tear excepted. The Acquired Assets will transfer to
Buyer  under this  Agreement  (and other  documents  contemplated  hereby),  and constitute,  all of the  material  assets and  properties  (personal  and mixed, tangible and  intangible)  and rights  necessary or desirable to permit Buyer to conduct the Business consistent with Seller's past business practice.

          (b)  LEASES.  (i)  SCHEDULE  1.1(h)  contains  a list of all  material agreements  under which real property is leased by Seller and used in connection with the  Business.  All of the Leased Real Property  including  any  buildings, structures  and  appurtenances  thereon,  are,  to Seller's  knowledge,  in good operating  condition and repair, are in such condition as to permit surrender by
Seller to the lessors thereof without any material cost or expense for repair or restoration  if any of the Real  Property  Leases  were  terminated  on the date hereof,  are adequate  and  suitable for the uses for which  intended by Seller, each has adequate  rights of ingress and egress for operation of the Business in the Ordinary  Course and there does not exist any condition  that  interferes in any material may with the use or the economic value thereof.

               (ii)  SCHEDULE  1.1(g)  contains a list of all leases or material agreements  under which Seller,  with respect to the  Business,  is lessee of or holds or operates any items of machinery,  equipment,  motor vehicles,  computer equipment,  printers,  office  furniture  or fixtures  owned by any third party, true, complete and correct copies (or, in the case of oral leases or agreements, descriptions)  of which  leases and  agreements  have been  furnished  to Buyer.

                                       13

Seller are the owners and holders of all of the leasehold  estates  purported to be granted by such leases or agreements and all other leases or agreements under which  Seller are lessee of or hold or operate  any such items  owned by a third party,  and each of such leases and  agreements  is in full force and effect and constitutes  a legal,  valid and binding  obligation of the  respective  parties thereto  enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws  affecting the  enforcement of creditors'  rights  generally and general  equitable  principles  regardless  of whether  such  enforceability  is considered in a proceeding  at law or in equity.  There is not under any of such leases any existing default or, to the knowledge of Seller, event,  condition or occurrence  which,  with the giving of notice or lapse of time,  or both,  would constitute  a default  thereunder.  Except as provided  on  SCHEDULE  5.7(c)(ii)
hereto,  to  Seller's  knowledge,  each of the  items of  machinery,  equipment, printers,  office furniture and fixtures covered by the Personal Property Leases is in good  operating  condition and repair,  is in such  condition as to permit surrender  thereof by Seller to the lessors without any material cost or expense for repair or restoration if such leases were terminated on the date hereof,  is suitable for the uses for which  intended by Seller in the  Ordinary  Course and there does not exist any condition that  interferes in any material way with the use or economic value thereof.

     5.8. ABSENCE OF LIABILITIES. Except for the Assumed Liabilities, and except as set forth on SCHEDULE 5.8 there are no material liabilities or obligations of any nature (whether liquidated,  unliquidated,  accrued, absolute, contingent or otherwise,  and whether due or to become due) probable of assertion  relating to the Business except for:

          (a)  liabilities  set forth or reflected (or reserved  against) in the
Balance Sheet that have not been paid or discharged since the date thereof;

          (b) liabilities  arising under agreements or other commitments  listed on SCHEDULE 5.8(b) hereto;

          (c) current  liabilities  arising in the Ordinary Course subsequent to the Balance Sheet Date,  that are accurately  reflected on its books and records in a manner consistent with past practice; or

          (d) the Excluded Liabilities, which shall be retained by Seller.

     5.9. CONSENTS; TRANSFERABILITY OF LICENSES, ETC.

          (a)  Except  as set  forth on  SCHEDULE  5.9(a)  hereto,  no  consent, approval or authorization of, or registration, qualification or filing with, any
Person or  Governmental  Authority is required for the execution and delivery by
Seller and Globe of this Agreement and the Seller's Transaction Documents or for the consummation by Seller of the Contemplated Transactions. Except as set forth on SCHEDULE  5.9(a),  no consent of any third party is required for the transfer of the Acquired Assets as provided in this Agreement.

     5.10.  LITIGATION,  ETC.  Except as set forth on SCHEDULE  5.10 hereto,  no claim, action, suit,  proceeding or investigation  whether civil or criminal, in law or equity,  before any arbitration or  Governmental  Authority is pending or threatened  in writing:  (i) against  Seller,  (ii) relating to or affecting the

                                       14

ability  of  Seller  to  execute  this  Agreement  or the  Seller's  Transaction
Documents or consummate  the  transactions  contemplated  herein or therein,  or
(iii) which  questions  the  validity of this  Agreement  or any of the Seller's
Transaction Documents or challenges any of the transactions  contemplated hereby or thereby,  nor to Seller's  and Globe's  knowledge  is there any basis for any such action, suit, proceeding or investigation. None of the matters set forth in
SCHEDULE 5.10 hereto, either individually or in the aggregate,  could reasonably be expected to have a Material Adverse Effect.

     5.11. INTELLECTUAL PROPERTY.

          (a) SCHEDULE 5.11(a) hereto sets forth a complete and accurate list of all  Intellectual  Property,  which is the only  intellectual  property or other proprietary  rights of any kind or nature  necessary to permit Buyer to carry on the  business of Seller  after the  Closing as  presently  conducted  by Seller.
SCHEDULE 5.11(a) also includes a complete and accurate list of all United States and foreign patent, copyright, trademark, service mark, trade dress, domain name and other  registrations  and  applications,  indicating for each the applicable jurisdiction,  registration number (or application  number),  and date issued or filed,  and all  unregistered  Intellectual  Property.  Except to the extent set forth in SCHEDULE  5.11(a),  Seller owns or has the sole and exclusive  right to use all of the  Intellectual  Property  used or necessary  for use in connection with the business of Seller as presently  conducted or proposed to be conducted, and  the  consummation  of the  transactions  contemplated  by  the  Transaction
Documents will not alter or impair any such right. All Intellectual  Property is valid,  subsisting,  in full  force  and  effect,  enforceable  and has not been abandoned as of the date hereof.  Except as has not or would not  reasonably  be expected  to have a  Material  Adverse  Effect,  Seller  has  taken  all  action necessary  or  desirable  to  maintain  and  protect  each item of  Intellectual
Property.  The  Intellectual  Property  of  Seller  is  free  and  clear  of any
Encumbrances  other  than  Permitted  Encumbrances  and,  except as set forth on
SCHEDULE 5.11(a), is fully assignable by Seller to any Person,  without payment, consent of any person or other condition or restriction. Seller does not use any
Intellectual Property in connection with the Business other than as set forth on
SCHEDULE  5.11(a).  No  registered  Intellectual  Property  has  been  or is now involved in any  cancellation,  dispute or litigation,  and, to the knowledge of
Seller,  no such action is threatened.  Except as set forth in SCHEDULE 5.11(a), no patent of Seller  included in the  Intellectual  Property  has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

          (b) LICENSE  AGREEMENTS.  SCHEDULE  5.11(b)  sets forth a complete and accurate list of all licenses, sublicenses, consent, royalty or other agreements concerning  Intellectual  Property to which Seller is a party or by which any of the assets of Seller is bound  (other  than  generally  commercially  available,
non-custom,   off-the-shelf   software  application  programs  having  a  retail
acquisition  price of less than  $10,000 per  license)  relating to the Business
(collectively,  "LICENSE  AGREEMENTS").  All of the License Agreements are valid and binding  obligations of Seller  enforceable  in accordance  with their terms
except  as  such  enforceability  may  be  limited  by  applicable   bankruptcy,
insolvency,   reorganization,   moratorium,   or  similar  laws   affecting  the
enforcement  of creditors'  rights  generally and general  equitable  principles regardless of whether such  enforceability  is considered in a proceeding at law or in equity,  and to Seller's  knowledge,  there  exists no event or  condition which will result in a violation  or breach of, or  constitute  (with or without due notice or lapse of time or both) a default by Seller  under any such License
Agreement.  Seller has performed all obligations required to be performed by it,

                                       15

and Seller is not in default (or alleged to be in  default)  under any  Contract relating to any of the  foregoing in any way that would or  reasonably  could be expected to have a Material Adverse Effect. No party to any Contract relating to
Intellectual  Property  has given  Seller  notice of its  intention  to  cancel, terminate or fail to renew such License Agreement.

          (c) NO  INFRINGEMENT.  Seller  has taken all  commercially  reasonable steps to  maintain,  police and  protect  the  Intellectual  Property of Seller.
Except as disclosed in SCHEDULE  5.11(c),  (i) to the  knowledge of Seller,  the conduct of Seller's  businesses  as  currently  conducted  does not  infringe or otherwise impair or conflict with ("INFRINGE") any Intellectual  Property rights of any  Person,  and the  Intellectual  Property  rights of Seller are not being
Infringed  by any  Person;  and to the  knowledge  of  Seller  (ii)  there is no litigation  or order  pending or  outstanding,  or to the  knowledge  of Seller, threatened  or imminent,  that seeks to limit or challenge or that  concerns the ownership,  use,  validity or  enforceability  of any  Intellectual  Property or
Seller's use of any  Intellectual  Property owned by a third party,  and, to the knowledge of Seller, there is no valid basis for the same.

          (d)  ROYALTIES.  No royalties,  honoraria or other fees are payable by
Seller to any Person for the use of or right to use any  Intellectual  Property, except as set forth in SCHEDULE 5.11(d).

     5.12.  PERMITS.  The Permits listed in SCHEDULE 5.12  constitute all of the
licenses,   permits,   certificates,    approvals,    exemptions,    franchises,
registrations,  variances, accreditations or authorizations currently used in or required  for the  operation  of the Business as operated by Seller prior to the
Closing  Date  except for any  Permits  the  absence  of which  would not have a
Material Adverse Effect.  The Permits are valid and in full force and effect and there  are no  pending  proceedings  which  could  result  in  the  termination, revocation,  limitation  or  impairment  of any of the  Permits.  Seller has not received notice of any violations in respect of any of the Permits.

     5.13. LABOR AND EMPLOYMENT MATTERS; ERISA MATTERS.

          (a)  SCHEDULE  5.13  contains a list of each  employee of Seller (such employees, the "SELLER EMPLOYEES").  Except as set forth on SCHEDULE 5.16, there are no employment,  consulting,  severance or indemnification  contracts between
Seller and any of the Seller  Employees.  Seller either has paid to date or will pay within the normal  payroll  cycle after the Closing Date all accrued  wages, salary, commissions, vacation and sick pay accrued on or before the Closing Date for all of the  Seller  Employees  and,  agents and  representatives  of Seller.
Seller  is  in  compliance  with  Laws  respecting   employment  and  employment
practices, terms and conditions of employment and wages and hours.

          (b)  Except as set forth on  SCHEDULE  5.13(b),  Seller  maintains  no employee  welfare  benefit plans or employee  pension  benefit plans (within the meaning  of  Section  3(1)  or  Section  3(2),  respectively,  of  the  Employee
Retirement  Income  Security Act of 1974,  as amended  (ERISA).  Seller shall be solely liable for all obligations  with respect to all employee  welfare benefit plans  (within the meaning of Section  3(1) of ERISA) of which Seller is or ever has been a party or by which it is or ever has been bound.

                                       16

          (c)  To  Globe's  knowledge,   there  are  no  pending  investigations
involving  Seller  by the U.S.  Department  of Labor or any  other  Governmental
Agency.  There is no unfair labor  practice  charge or complaint  against Seller pending  before the National  Labor  Relations  Board or any strike,  picketing, boycott,  dispute, slowdown or stoppage pending or threatened against Seller. No collective  bargaining  agreement or  modification  thereof is  currently  being negotiated by Seller.  No grievance or  arbitration  proceeding is pending under any expired or existing collective  bargaining agreements of Seller. No material labor dispute with Seller  Employees  exists or, to the  knowledge of Globe,  is imminent.

     5.14.  CONTRACTS,  ETC.  SCHEDULE 1.1(e) sets forth a complete and accurate list of all  written  Contracts  to which  Seller  is a  party.  As used in this
Agreement, the word "CONTRACT" means:

          (a) agreement for the purchase,  sale,  lease, or license of services, products,  or assets that are not  cancelable  without  penalty and that require total future  payments in excess of $50,000 in any fiscal year in any  instance, or entered  into other  than in the  Ordinary  Course  (but  excluding,  for the avoidance  of doubt,  any such  agreement  whereby  payments are  contingent  in nature);

          (b)   agreements  to  purchase  all  or   substantially   all  of  its
requirements for a particular  product or service from a particular  supplier or
suppliers,   or  to  supply  all  of  a  particular   customer's  or  customers'
requirements for a certain service or product;

          (c)  agreement  or other  commitment  pursuant to which any Person has agreed to indemnify or hold harmless any other Person;

          (d) employment agreement, consulting agreement, or agreement providing for severance  payments or other additional  rights or benefits  (whether or not optional) in the event of the sale or other change in control;

          (e)  agreement  with any  current  or former  Affiliate,  shareholder, officer, director, employee, or consultant, or with any Person in which any such
Affiliate,  shareholder,  officer,  director,  employee,  or  consultant  has an interest;

          (f) joint venture or teaming agreement;

          (g)  agreement  with any domestic or foreign  government  or agency or executive  office thereof or any  subcontract  and any third party relating to a contract  between  such third party and any  domestic or foreign  government  or agency or executive office thereof; or

          (h)   agreement   imposing   non-competition   or  exclusive   dealing
obligations.

Seller has delivered to the Buyer true,  correct and complete copies of all such
Contracts, together with all amendments,  modifications and supplements thereto.
Each of the  Contracts  listed on  SCHEDULE  5.14  hereto  is in full  force and effect,  the  Seller  is not in  breach  of any of the  provisions  of any  such
Contract (to the extent that any such breach has or could reasonably be expected to have a Material Adverse Effect),  nor to Seller's  knowledge is Seller or any other  party  to any  such  Contract  in  default  thereunder,  nor to  Seller's knowledge does any event or condition  exist which with notice or the passage of

                                       17

time or both would constitute a default thereunder.  Seller has performed in all material  respects  with all  obligations  required to be performed by Seller to date under each such  Contract.  Except as set forth in  SCHEDULES  5.14(a)  and
5.14(b),  no  approval  or  consent  of any  Person is needed in order  that the
Contracts  continue in full force and effect  following the  consummation of the transactions  contemplated by this Agreement,  and no such Contract includes any provision the effect of which may be to enlarge or accelerate any obligations of the Seller  thereunder or give  additional  rights to any other party thereto or shall in any other way be affected  by, or  terminate or lapse by reason of, the
transactions   contemplated  by  this  Agreement  or  the  Seller's  Transaction
Documents.

     5.15.  ENVIRONMENTAL  MATTERS.  Except as set forth on SCHEDULE  5.15:  (a)
Seller is in material  compliance  with all applicable  Environmental  Laws; (b)
there is no  Environmental  Claim pending  against the Seller with regard to the
Acquired Assets, Leased Real Property, or Business;  (c) Seller has obtained all
material  Permits,   approvals,   identification  numbers,   licenses  or  other
authorizations  required under any applicable  Environmental Laws with regard to the Acquired Assets or Business (the "ENVIRONMENTAL PERMITS") and is in material compliance with their requirements; (d) to the knowledge of Seller, there are no underground or  aboveground  storage tanks or any surface  impoundments,  septic tanks,  pits, sumps or lagoons in which Hazardous  Materials (as defined herein)
are  being or have been  treated,  stored or  disposed  of on any real  property
Seller  currently  owns  or  leases  for the  Business  other  than in  material compliance with applicable  Environmental Laws; (e) Seller has not undertaken or completed  any  investigation  or  assessment  or remedial  or  response  action relating  to  any  release,  discharge  or  disposal  of or  contamination  with
Hazardous  Materials  at any site,  location  or  operation  of  Seller,  either voluntarily  or  pursuant  to the  order of any  Governmental  Authority  or the requirements  of any  Environmental  Law;  and (f) there  have been no  actions, suits,  demands,  demand letters,  claims,  liens,  notices of non-compliance or
violation,   notices  of  liability  or  potential  liability,   investigations,
proceedings,  consent  orders  or  consent  agreements  relating  in any  way to
Environmental  Laws, any Environmental  Permits or any Hazardous  Materials (the
"ENVIRONMENTAL CLAIMS") against Seller that remain outstanding or unresolved.

     5.16. TAXES. Except as set forth on SCHEDULE 5.16 hereto:

          (a)  Neither  Globe nor Seller nor any member of a Relevant  Group has failed to file any Tax return  required to be filed,  which failure could result in the imposition of any Encumbrance  (other than Permitted  Encumbrances) on or against the Acquired  Assets,  the Business or the Buyer or in any  liability to the Buyer,  as transferee  or otherwise.  All Taxes imposed on the Seller or any member  of a  Relevant  Group,  the  non-payment  of which  could  result  in an
Encumbrance  (other than  Permitted  Encumbrances)  on or against  the  Acquired
Assets,  the  Business  or the  Buyer  or in any  liability  to  the  Buyer,  as transferee or otherwise,  have been or will prior to the Closing Date be paid by the Seller.  All  deposits  required to be made by the Seller or any member of a
Relevant Group in respect of any material Tax,  including,  without  limitation, withholding  taxes, have been or will be made in a timely fashion.  There are no material Tax  deficiencies or claims asserted  against Seller or any member of a
Relevant Group the non payment of which could result in any Encumbrances  (other than a  Permitted  Encumbrance)  on or  against  the  Acquired  Assets or in any liability to Buyer,  as transferee or otherwise,  nor is there any basis for any such deficiency or claim;

                                       18

          (b)  Neither  Globe nor Seller is not party to any Tax  allocation  or sharing agreement or understanding that could, under any circumstances,  require any payment by Buyer, any of its subsidiaries or any affiliate thereof after the
Closing Date;

          (c) No waiver of any statute of limitations relating to Taxes has been executed or given by Seller.  There are no  Encumbrances  with  respect to Taxes upon any of the  Acquired  Assets or the  Business.  All  required  Tax  returns relating to the Business,  including  amendments to date,  have been prepared in good faith without negligence or willful  misrepresentation and are complete and accurate in all material respects; and

          (d) No Tax return of either Globe or Seller is  currently  under audit by the IRS or by any  other  taxing  authority.  Neither  the IRS nor any  other taxing authority is now asserting or, to the knowledge of Globe,  threatening to assert  against  either Globe or Seller any  deficiency or claim for  additional
Taxes or interest thereon or penalties in connection therewith or any adjustment that would have a Material Adverse Effect.

     5.17. INSURANCE.  SCHEDULE 5.17 lists all insurance Policies and binders of liability, theft, fidelity, life, fire, product liability, health, unemployment, workers' and  workmen's  compensation,  errors and  omissions and other types of insurance,  self  insurance  practices and  performance  bonds  covering  Seller
(collectively, the "POLICIES"). Seller maintains such policies of insurance with financially sound and reputable insurance companies, funds, or underwriters,  of the kinds  required  to cover such risks and are in such  amounts  and with such deductibles and exclusions as are consistent with prudent business practice of a comparable  business.  Seller  warrants  that all such  Policies  (a) are valid, enforceable  and in full force and effect,  (b) are sufficient for compliance by
Seller with all requirements of Law and all Contracts to which it is a party and
(c)  provide  that they will remain in full force and effect and will not in any way be  affected  by, or  terminate  or lapse by  reason  of,  the  transactions contemplated by this  Agreement.  All premiums with respect to such Policies are currently paid, and no basis exists for early termination thereof on the part of the insurer.  Seller is not in default with respect to its obligations under any of such Policies,  nor has Seller received any  notification or other indication from any  insurer or agent of any  intent to cancel or not to renew or  increase
the  premiums  on  any  such  Policies.   To  Seller's  knowledge  no  facts  or
circumstances  exist  which would  relieve  the insurer  under any Policy of its obligation to satisfy in full any valid claim of the Seller  thereunder.  Seller has not, during the last 5 fiscal years, been denied or had revoked or rescinded any policy of insurance.

     5.18.  SUPPLIERS AND CUSTOMERS.  SCHEDULE 5.18 identifies each  contractor, subcontractor,  customer and supplier of Seller that in each case is material to the Business.  SCHEDULE 5.18 lists the products and services  supplied by Seller to such  customer.  Except  as set  forth  on  EXHIBIT  5.18,  there  are (i) no customers of Seller  accounting  for more than 10% of the gross  revenues of its business for the last twelve-month period, and (ii) no sole-source  suppliers of significant goods or services (other than electricity,  gas, telephone or water)
to Seller,  with respect to which alternative  sources of supply are not readily available on comparable terms and conditions.  No material  supplier or material customer of the business of Seller has, during the past 12 months,  cancelled or otherwise  terminated  its services or supplies to Seller or its use or purchase of the products or services of Seller, or has communicated any threat in writing to Seller to do so.  Neither  Seller nor Globe has any  knowledge  that any such supplier  or  customer  intends to cancel,  reduce or  otherwise  terminate  its

                                       19

relationship  with Seller or the usage or purchase of the products of Seller, or that the  transactions  contemplated  by this  Agreement will result in any such cancellation, reduction or termination.

     5.19. SUBSIDIARIES. Seller has no subsidiaries or equity investments in any other corporation, association, partnership, joint venture or other entity.

     5.20. CERTAIN LINE ITEMS AND RELATED ITEMS.

          (a) ACCOUNTS  RECEIVABLE.  To Seller's  knowledge,  all Receivables of
Seller  received in connection with the Business have arisen only from bona fide transactions  entered  into in the  Ordinary  Course,  are the legal and binding claims of  Seller,  free and clear of all  Encumbrances  (other  than  Permitted
Encumbrances),  have been recorded in accordance with GAAP and are not and shall not be subject  to any  counterclaim,  set-off or defense  (except to the extent reserved  against).  Since the Balance  Sheet Date,  no  customer  has  notified
Seller, orally or in writing, that they intend to assert any material right to a discount,  allowance or chargeback with respect to any products or services. The
Receivables are current as of the date hereof. Seller has delivered to the Buyer a complete and accurate aging list of all Receivables as of a date not more than
5 days prior to the Closing Date.

          (b) ACCOUNTS  PAYABLE.  The  accounts  payable  related to Seller,  as reflected on the Financial Statements or thereafter and recorded by Seller, have arisen only from bona fide transactions entered into in the Ordinary Course. All payment terms in  connection  therewith are  consistent  with past  practices of
Seller.

     5.21.  POTENTIAL CONFLICTS OF INTEREST.  Except for compensation to regular employees of Seller,  and as set forth on SCHEDULE 5.21,  neither Seller nor any officer,  director or  stockholder of the Seller,  nor any Affiliate,  (a) owns, directly  or  indirectly,  any  interest  in  (excepting  not more than 1% stock holdings  for  investment  purposes in  securities  of publicly  held and traded companies) or is an officer, director, employee or consultant of any Person that is a  competitor,  lessor,  lessee,  customer or  supplier of Seller;  (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property which the Seller is using with  respect to the  Business;  (c) is a party to any transaction  with Seller  providing for the furnishing of services by, or rental or real or personal property from, or otherwise  requiring payments to, any such director,  officer,  employee or shareholder or such  Affiliate;  or (d) has any cause of action or other claim whatsoever related to Seller against, or owes any amount related to Seller to, Seller,  except for claims in the Ordinary  Course, such as for accrued  vacation pay, accrued benefits under employee benefit plans and similar matters and agreements.

     5.22.  BROKER.  Except as set forth in SCHEDULE  5.23,  neither  Seller nor
Globe has not  retained,  utilized or been  represented  by any  broker,  agent, finder or other  intermediary in connection with the negotiation or consummation of this Agreement or the Transaction Documents or the transactions  contemplated by this Agreement.

     5.23.  DELAWARE  REINCORPORATION.  Seller and Globe have been provided with information regarding the planned  Reincorporation Merger (as defined below) and consent thereto.

                                       20

     5.24.  SELLER  ACQUISITION  AGREEMENTS.  Globe has not  asserted  any claim against the "Company" or any "Company Shareholder", as such terms are defined in that  certain  Agreement  and Plan of  Merger by and  among  theglobe.com,  inc,
Seller,  Inc.,  and Seller  Acquisition,  Inc. dated August 30, 2004 (the "GLOBE
AGREEMENT"), for breach of any of the representations,  warranties, or covenants in the Globe  Agreement  and, to the  knowledge of Globe,  Globe has no basis to assert any such claim.

     ARTICLE  6.   REPRESENTATIONS  AND  WARRANTIES  OF  THE  BUYER.  The  Buyer
represents and warrants to the Seller as follows:

     6.1.  ORGANIZATION OF THE BUYER;  AUTHORITY.  The Buyer is corporation duly incorporated,  validly existing and in good standing under the laws of the State of Nevada. The Buyer has all requisite  corporate power and authority to execute and deliver this  Agreement,  the other  Transaction  Documents to which it is a party (the "BUYER TRANSACTION DOCUMENTS") and any related agreements to which it is a party and to perform the Contemplated Transactions.

     6.2.  CORPORATE  APPROVAL;  BINDING  EFFECT.  The  Buyer has  obtained  all necessary  corporate  action,  authorizations  and  approvals  required  for the execution and delivery of the Buyer  Transaction  Documents and the consummation of the transactions  contemplated hereby and thereby. This Agreement and each of such Buyer  Transaction  Documents  have been duly executed and delivered by the
Buyer and  constitutes  the legal,  valid and binding  obligation  of the Buyer, enforceable  against the Buyer in accordance with its terms except as limited by applicable bankruptcy, insolvency,  reorganization,  moratorium or other similar laws now or  hereafter  in effect  relating to or  affecting  creditors'  rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by
general  equitable   principles   (regardless  whether  such  enforceability  is
considered in a proceeding at law or in equity).

     6.3.  NON-CONTRAVENTION.  The  execution  and  delivery by the Buyer of the
Buyer   Transaction   Documents  and  the  consummation  by  the  Buyer  of  the transactions  contemplated  hereby and thereby  will not (a) violate or conflict with any  provisions  of the charter or bylaws of the Buyer,  each as amended to date; (b) conflict with or result in the breach or termination of (or constitute a  default  for any event  which,  with  notice  or lapse of time or both  would constitute a default)  under,  or accelerate  the  performance  required by, any contract, lease, agreement, commitment or other instrument or restriction of any kind to which the Seller is a party,  or result in a violation of any Law of any
Governmental  Authority  applicable to the Buyer,  or (ii) on the ability of the
Buyer to perform its obligations hereunder or under the Transaction Documents.

     6.4. GOVERNMENTAL CONSENTS.  Except as set forth in SCHEDULE 6.4 hereto, no consent, approval or authorization of, or registration,  qualification or filing with, any  Governmental  Authority is required for the execution and delivery by the Buyer of this Agreement and the Buyer Transaction Documents to which it is a party or for the  consummation  by the  Buyer of the  transactions  contemplated hereby or thereby.

     6.5.  BROKER.  Except  as set  froth in  SCHEDULE  6.5,  the  Buyer has not retained,  utilized or been  represented by any broker,  agent,  finder or other intermediary  in  connection  with  the  negotiation  or  consummation  of  this
Agreement or of the transactions contemplated by this Agreement.

                                       21

     6.6. LITIGATION, ETC. Except as set forth on SCHEDULE 6.6 hereto, no claim, action, suit,  proceeding or investigation  whether civil or criminal, in law or
equity,  before  any  arbitration  or  Governmental   Authority  is  pending  or
threatened  in writing:  (i) against  Buyer,  (ii)  relating to or affecting the ability of Buyer to execute this Agreement or the Buyer's Transaction  Documents or consummate the transactions  contemplated  herein or therein,  or (iii) which questions  the  validity of this  Agreement  or any of the  Buyer's  Transaction
Documents or challenges any of the transactions  contemplated hereby or thereby, nor to  Buyer's  knowledge  is  there  any  basis  for any  such  action,  suit, proceeding  or  investigation.  None of the matters  set forth in  SCHEDULE  6.6 hereto, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     6.7. FINANCING. Buyer has received financing commitments in an amount of at least $30,000,000.

     6.8.  REINCORPORATION MERGER. Buyer has approved a reincorporation of Buyer to the  State of  Delaware  by  virtue  of a merger  of Buyer  with and into its wholly-owned Delaware subsidiary named RelationServe, Inc. (the "REINCORPORATION
MERGER"). The Reincorporation Merger has been approved by the Board of Directors and the  stockholders  of  Buyer,  and  will be  effective  upon the  filing  of certificates  of merger with the  Delaware and Nevada  Secretary  of State.  The
Reincorporation  Merger is expected to occur  following the date of execution of this  Agreement  and  prior  to the  Closing  Date.  Upon  effectiveness  of the
Reincorporation  Merger,  the  representations  and  warranties,  covenants  and conditions  of  Buyer  made  herein,  and to be made at  Closing,  and the  term
"Buyer," as used in this Agreement,  will, for all purposes, mean RelationServe,
Inc., as Buyer, and as public parent holding company of the businesses owned and operated by Buyer.  Following the effective time of the Reincorporation  Merger,
RelationServe,  Inc. shall change its name to RelationServe Media, Inc. and each of the representations and warranties contained herein shall continue to be true and correct,  except that references to the Nevada  incorporation of Buyer shall be replaced with Delaware and the Delaware corporation shall be bound by all the covenants and conditions of Buyer as stated herein.

     ARTICLE 7. COVENANTS

     7.1. OPERATIONS PRIOR TO THE CLOSING DATE.

     Except as set forth on SCHEDULE  7.1 and except as  otherwise  permitted by the prior  written  consent of Buyer,  during  the period  from the date of this
Agreement  to the Closing  Date:  (i) the  business of Seller shall be conducted only in, and neither  Globe nor the Seller shall take any action  except in, the
Ordinary  Course;  and (ii) Globe and  Seller  shall use their  reasonable  best efforts to preserve the business of Seller substantially intact, to preserve the value of the assets and  properties,  wherever  located,  that are  material  to
Seller in existence on the date hereof, to comply with all Laws and requirements of any Governmental  Authority  applicable to Seller and to preserve the present relationships  of Seller with customers,  suppliers and other persons with which
Seller has  business  relations.  By way of  amplification  and not  limitation,

                                       22

except as contemplated by this Agreement,  Seller shall not, between the date of this Agreement and the Closing Date,  directly or indirectly,  do, or propose or agree to do, any of the  following,  except as set forth on SCHEDULE  7.1 hereto and except as permitted by the prior written consent of Buyer:

          (a) either (i) split,  combine or reclassify  any of its Capital Stock or issue or  authorize  the issuance of any other  securities  in respect of, in lieu of or in  substitution  for shares of its Capital Stock,  or (ii) purchase, redeem or otherwise  acquire any shares of Capital Stock or the Capital Stock of any of its subsidiaries or any other securities thereof or any rights, warrants, or options to acquire any such shares or other securities. Buyer understands and agrees that Globe relies upon Seller to meet Globe's  liquidity  needs and that, prior to Closing,  Globe will  continue to cause Seller to  distribute  funds to
Globe;

          (b) issue,  deliver,  sell, pledge or otherwise encumber any shares of its Capital Stock,  any other voting  securities or any  securities  convertible into,  or any rights,  warrants or options to acquire,  any such shares,  voting securities or convertible securities;

          (c) amend its  charter  or bylaws or other  comparable  organizational documents, as applicable;

          (d) agree to  acquire  (i) by  merging or  consolidating  with,  or by purchasing a substantial  portion of the assets of, or by any other manner,  any business or any  corporation,  limited  liability  company,  partnership,  joint venture or other entity or division thereof or (y) any assets that  individually or in the aggregate are material to Seller, except for purchases of inventory in the Ordinary Course;

          (e) either (i) incur any Indebtedness or guarantee any Indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt  securities,  guarantee any debt  securities of another person, enter  into any  "keep  well" or  other  agreement  to  maintain  any  financial statement  condition of another person or enter into any arrangement  having the economic  effect  of any of the  foregoing,  except  for  short-term  borrowings incurred in the Ordinary  Course  consistent with the Ordinary  Course,  or (ii)
make any loans,  advances or capital  contributions  to, or investments  in, any other person,  other than Seller or any direct or indirect  subsidiary of Seller or to officers and  employees of Seller or any of its  subsidiaries  for travel, business or relocation expenses in the Ordinary Course;

          (f) pay,  discharge,  settle or satisfy  any  claims,  liabilities  or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise, other than the payment  discharge,  settlement or  satisfaction  in the Ordinary
Course of liabilities  reflected or reserved against in, or contemplated by, the
Financial  Statements,  incurred since the date of such Financial  Statements in the Ordinary  Course,  or which do not in the aggregate have a Material  Adverse
Effect;

          (g) either (i) amend (other than as required by Laws) any benefit plan of Seller in any  material  respect,  (ii)  increase the  compensation  or bonus opportunity of any employee of Seller,  except for any increases in the Ordinary
Course, or (iii) grant any additional equity based  compensation to any employee of Seller, except for grants in the Ordinary Course;

                                       23

          (h)  make or  agree to make any new  capital  expenditure  or  capital expenditures  which individually is in excess of $10,000 or in the aggregate are in excess of $25,000;

          (i)  make  any  change  to  its  accounting  methods,   principles  or
practices, except as may be required by GAAP;

          (j) make any tax election with respect to Seller;

          (k) sell (except in the Ordinary Course),  assign,  pledge, dispose of or encumber any of the assets or properties of Seller;

          (l) fail to defend or initiate  any matter or proceed  with any matter before  any  governmental,  regulatory  or  administrative  authorities  that is necessary to protect Seller;

          (m) fail to (i)  maintain  the  assets  or  properties  of  Seller  in customary repair,  order and condition in all respects,  (ii) maintain insurance for Seller  reasonably  comparable in all material respects to that in effect on the date of this  Agreement or (iii) in the event of a casualty,  loss or damage to any of the assets or properties of Seller prior to the Closing Date for which the Seller are insured,  either repair or replace such damaged assets or, at the option of the Buyer, transfer the proceeds of such insurance to the Buyer;

          (n)  fail  to  comply  with  all  Laws  and all  material  contractual obligations applicable to Seller;

          (o) terminate,  replace,  settle any dispute under, amend or otherwise modify any  material  Contract  or waive any of the  obligations  of the parties
(other than the  Seller's) to such  material  Contracts  or the Seller's  rights under any of such agreements relating to the Business; or

          (p) enter into or agree to any contract,  commitment,  arrangement  or understanding  in relation to the  Business  which,  if entered into on the date hereof,  would be required  to be  disclosed  on a Schedule  to this  Agreement, unless disclosed to Buyer.

     7.2.  PRESERVE  ACCURACY OF  REPRESENTATIONS  AND  WARRANTIES.  Each of the
parties  hereto  shall  refrain  from taking any action  which would  render any representation  or  warranty  contained  in  Articles  5 or 6 of this  Agreement inaccurate as of the Closing Date.  Each party hereto shall promptly  notify the other of any  proceeding  that shall be instituted  or  threatened  against such party  to  restrain,  prohibit  or  otherwise  challenge  the  legality  of  the
Contemplated  Transactions.  Globe and Seller shall promptly notify the Buyer of
(a) any  proceeding  that may be  threatened,  brought,  asserted  or  commenced against it which if such  proceeding  had arisen  prior to the date hereof would have been required to be disclosed to Buyer  hereunder;  (b) any fact which,  if known on the date of this Agreement, would have been required to be set forth or disclosed  pursuant  to  this  Agreement;  and  (c)  any  actual,  impending  or threatened breach of any of the representations and warranties contained in this
Agreement and with respect to the latter, shall use their best efforts to remedy such actual, impending or threatened breach.

     7.3. NOTIFICATION BY THE SELLER OF CERTAIN MATTERS. During the period prior to the Closing Date, the Seller will promptly advise the Buyer in writing of (a)
any  adverse  change in the  Business,  (b) any written  notice or other  formal

                                       24

communication  from any third  Person  alleging  that the  consent of such third
Person is or may be required in connection  with the  Contemplated  Transactions and (c) any material  default under any Contract or event of which,  with notice or lapse of time or both, would become such a default on or prior to the Closing
Date.

     7.4.  ACCESS TO  INFORMATION.  From and after the date  hereof,  the Seller shall give, or cause to be given,  to Buyer and its  representatives,  employees and financing sources, timely access to all of its the titles, contracts, books, records, files, documents,  and personnel as the Buyer shall reasonably request, furnish to the Buyer all such information concerning its business and affairs as the Buyer reasonably may request and cause its independent public accountants to permit Buyer and its  representatives  to examine all records and working papers in order to permit  an  independent  accounting  firm  selected  by the Buyer to conduct an audit of the Business's financial statements in a diligent manner.

     7.5. NO NEGOTIATION.  (a) Except as specifically  set forth in this Section
7.5  hereof,  until  the  earlier  of the  Closing  or the  termination  of this
Agreement  pursuant to Article 12 hereof  (the  "EXCLUSIVITY  PERIOD"),  neither
Globe nor Seller shall,  directly or indirectly,  individually or through any of their respective officers, directors, stockholders,  employees, representatives, agents, affiliates, or otherwise (collectively, the "REPRESENTATIVES") initiate, solicit  or  encourage,  or  respond  to  (other  than  to  say  that  they  are contractually  obligated  not to  respond,  and  referring  such party to public disclosure regarding this Agreement, but shall not otherwise respond, including, without limitation,  by way of furnishing non-public  information or assistance)
any proposals, inquiries or offers from any person or entity, including, but not limited to, any  stockholder of Globe or Seller  ("THIRD-PARTY"),  or enter into any  confidentiality  agreement,  due  diligence  agreement,  letter of  intent, purchase  agreement,  merger  agreement  or  other  arrangement,  regarding  any proposed sale of all or any portion of the Acquired  Assets or control  thereof, whether by means of a sale or  exchange  of shares,  sale of assets,  whether in
whole  or  in  part,   merger,   recapitalization,   liquidation   or  otherwise
("THIRD-PARTY  ACQUISITION").  Except as specifically  set forth in this Section
7.5,  during the  Exclusivity  Period,  neither Globe nor Seller shall have, and shall take reasonable  efforts to cause their  Representatives  not to have, any discussions, conversations, negotiations or other communications relating to any
Third-Party  Acquisition with any Third-Party  expressing interest therein,  and shall  immediately  discontinue  negotiations with any Third-Party with which it heretofore has engaged in negotiations or discussions  regarding any Third-Party
Acquisition (an "EXISTING POTENTIAL  ACQUIROR").  During the Exclusivity Period,
Globe and Seller  immediately  shall  notify  Buyer of all terms of any  written inquiry, contact,  communication, or proposal by any Third-Party with respect to any Third-Party  Acquisition  that is received by either of them or any of their
Representatives  (including the response thereto), and promptly (within 72 hours of  receipt)  shall  provide  Buyer  with a copy of any  such  written  inquiry, contact,  communication or proposal. With respect to any oral inquiry,  contact, communication  or proposal,  Globe and Seller shall document the same in writing
(including the response  thereto) and reasonably  promptly  provide Buyer with a copy of the same.  Seller agrees that: if this Agreement is terminated by Seller as a result of its acceptance of a Superior  Proposal,  then upon the earlier of such  termination  or  acceptance,  Globe and Seller  immediately  shall  become obligated  to pay and  shall  pay to  Buyer  by wire  transfer  (in  immediately available  funds)  liquidated  damages  in the  amount  of One  Million  Dollars
($1,000,000) (the "FEE"), which Globe and Seller acknowledge is reasonable under

                                       25

the  circumstances  and designed to compensate Buyer for the lost opportunity to consummate the Contemplated  Transactions.  This Fee will serve as the exclusive remedy to Buyer  hereunder  in the event of payment  required as a result of the arrangements  set forth herein,  including,  but not limited to, Buyer's damages relative  to  its  efforts,  expenses  and  costs  incurred  in  evaluating  the
Contemplated Transactions. The parties acknowledge that the foregoing provisions do not necessarily require Globe or Seller to provide Buyer a written summary of on-going  discussions  with a third  party,  nor  shall  Seller be  required  to document to Buyer any oral inquiry, contact, communication or proposal that does not materially change any inquiry, contact, communication or proposal previously provided by Buyer.

          (b) The parties  acknowledge that prior to the Closing, in response to a bona fide unsolicited written proposal for a Third-Party  Acquisition that did not result from the breach of this Section 7.5 (a  "THIRD-PARTY  PROPOSAL")  and following delivery to Buyer of notice and a copy of the Third-Party  Proposal in compliance with its obligations  under Section 7.5 hereof,  Globe and Seller may participate in discussions or negotiations with or furnish information (pursuant to a confidentiality agreement with customary terms comparable to those in place with Buyer or already in place with regard to Existing  Potential  Acquirors) to any  Third-Party  which makes a bona fide written  Third-Party  Proposal if, and only if,  prior to taking  such  action:  (A) a  majority  of  Globe's  Board of
Directors  determines  in good  faith  (after  consultation  with its  financial advisors) that the transactions  contemplated by such  Third-Party  Proposal are capable  of  being  completed  and  that  such  Third-Party  Proposal  is  or is reasonably expected to result in a Superior  Transaction (as defined herein) and
(B) a majority of Globe's  Board of  Directors  determines  in good faith (after receiving the advice of outside  legal  counsel) that the failure to pursue such
Superior Proposal would likely result in a reasonable possibility of a breach of their fiduciary  duties as directors under applicable law and (C) Sellers comply in all material  respects with the information and notice  obligations set forth in this Section 7.5.

          (c) For purposes of this Agreement,  "SUPERIOR  PROPOSAL" means a bona fide  Third-Party  Proposal to  purchase at least a majority of the  outstanding equity  securities  of  either  Globe or  Seller  pursuant  to a stock  purchase
agreement,   tender   offer  or   exchange   offer  or  to  effect  any  merger,
consolidation,  business  combination or sale of all or substantially all of the
Acquired Assets,  recapitalization or similar transaction  involving the Seller, on terms which a majority of Globe's Board of Directors determines in good faith
(after consultation with its financial advisors) to be superior to Globe and its shareholders (in their capacity as shareholders)  from a financial point of view
(taking into account, among other things, all legal,  financial,  regulatory and other  aspects of the  proposal  and identity of the offeror) as compared to (i)
the transactions  contemplated hereby and (ii) any alternative proposed by Buyer in  accordance  with  Section  7.5(d)  (taking  into  account the same  factors, including  whether  it is  reasonably  capable of being  consummated)  (any such transaction being referred to herein as a "SUPERIOR TRANSACTION").

          (d) Seller  and Buyer  agree  that,  notwithstanding  anything  to the contrary herein, prior to the Closing,  Globe and Seller,  and/or their Board of
Directors,  may take the actions otherwise prohibited by Section 7.5(a), subject to the conditions of and as limited by Section 7.5(b)

                                       26

          (e) Buyer  agrees that  nothing  contained  in this  Section 7.5 shall prohibit  Globe  from  taking  and  disclosing  to its  shareholders  a position contemplated  by Rule  14d-9 and Rule  14e-2  promulgated  under the  Securities
Exchange  Act of 1934,  as  amended,  with  respect to any tender  offer or from making  any  disclosure  to Globe  shareholders  which  the  Board of  Directors determines,  on the advice of counsel,  that it is  required  to disclose  under applicable law.

          (f) If at any time  prior  to the  Closing,  a  Superior  Proposal  is received by the Seller and the Board of  Directors of Globe  determines  in good faith (after receiving the advice of outside legal counsel) that it is necessary to withhold or withdraw its  recommendation of the Contemplated  Transaction (as defined  herein) and to enter into an agreement to effect the Superior  Proposal in  order  to  comply  with  its  fiduciary  duties  to its  shareholders  under applicable  law,  then the Globe Board of Directors may withhold or withdraw its recommendation of this  Transaction;  provided that the Globe Board of Directors may not withdraw its  recommendation  pursuant to this Section 7.5(f) unless and until (i) four (4) Business Days have elapsed  following  delivery to Buyer of a written  notice of such  determination  by the Board of Directors of Globe,  and during such four (4) Business Day period Globe has fully  cooperated with Buyer, including,  without  limitation,  informing Buyer of the terms and conditions of such Superior Proposal and the identity of the Third-Party  making such Superior
Proposal  and  providing to Buyer  copies of all  documents  required by Section
7.5(a),  with the intent of enabling the parties hereto the opportunity to Buyer to negotiate and attempt to agree to a modification  of the terms and conditions of this  Agreement  to  provide  at  least  equivalent  value to the  Seller  as determined in the  reasonable  and good faith  exercise of the discretion of the
Board of Directors of Globe, so that the transactions contemplated hereby may be effected;  and  (ii)  at the  end of such  four  (4)  Business  Day  period  the
Third-Party  Proposal  continues  in the good  faith  judgment  of the  Board of
Directors  of  Globe  to  constitute  a  Superior   Proposal   compared  to  the
Contemplated  Transaction  or any  other  offer  made by Buyer  and the Board of
Directors of Globe  confirms its  determination  (after  receiving the advice of outside  legal  counsel)  that it is  necessary  to  withhold  or  withdraw  its recommendation  of the  Transaction  and enter into an  agreement  to effect the
Superior Proposal to comply with its fiduciary duties to its shareholders  under applicable law.

          (g) Notwithstanding  anything herein to the contrary, this Section 7.5 shall survive the termination of this Agreement.

     7.6. BEST EFFORTS.  Each party shall use its best efforts timely to satisfy each of the  conditions to be satisfied by it as provided in Articles 8 and 9 of this Agreement.

     7.7.  ESCROWED FUNDS. On the date hereof,  the Buyer shall place the Escrow
Amount  into  escrow  pursuant to the Escrow  Agreement.  Prior to Closing,  the
Escrow Amount shall only be payable to Seller pursuant to Section 12.2 hereof.

     7.8.  CONFIDENTIALITY.  Prior to, on and after the  Closing  Date and for a period of two (2) years thereafter,  Globe, Seller and Buyer agree to (and shall
cause  their  respective   Affiliates  and   representatives  to)  maintain  the
confidentiality  of all  confidential  or proprietary  information of Seller and
Buyer, and agree not to, directly or indirectly,  disclose any such confidential or proprietary  information  except to the extent that disclosure of any portion thereof is  required by law or  determined  to be  necessary  to comply with any legal or  regulatory  order,  regulation  or  requirement  or to the  extent the information  becomes generally available to the public other than as a result of a disclosure by Seller or Buyer.

                                       27

     7.9. EXPENSES. Except as otherwise set forth herein, Buyer on the one hand, and Globe and Seller on the other  hand,  shall  each bear their own  respective expenses  incurred in connection with the preparation,  execution,  delivery and performance  of this Agreement and the  Transaction  Documents and in connection with  all  obligations  required  to be  performed  by each of them  under  this
Agreement  and  the  Transaction  Documents,  whether  or not  the  transactions contemplated hereby and thereby are consummated.

     7.10. PUBLIC ANNOUNCEMENTS. Globe, Seller and Buyer shall consult with each other before  issuing any press  release,  public  announcement  or other public
statement   concerning  the   contemplated   Transactions   or  any  transaction
contemplated  by this Agreement or any of the Transaction  Documents,  and shall not issue any such public announcement,  press release or public statement prior to such  consultation,  except  as may be  required  by law.  Copies of any such announcement  or filings shall be delivered to the other parties hereto prior to release.

     7.11. INFORMATION STATEMENT.

          (a) As promptly as reasonably  practicable  following the date of this
Agreement,  Globe  shall,  with the  assistance  of Buyer,  prepare and mail the information statement to be sent to the stockholders of Globe in connection with obtaining  stockholder approval of the Contemplated  Transactions (as amended or supplement,  the "Information  Statement").  Buyer and Globe will cooperate with each other in the preparation of the Information Statement. Without limiting the generality  of the  foregoing,  (i) Globe will  provide  Buyer with a reasonable opportunity  to review and comment on the  Information  Statement and (ii) Buyer will  furnish  to Globe  true and  correct  information  relating  to it and its arrangements with Seller Management required by applicable securities laws to be set forth in the Information Statement.

          (b)  Globe  agrees  that  none of the  information  supplied  or to be supplied by Globe for inclusion or  incorporated by reference in the Information statement  will,  at the date it is first mailed to the  stockholders  of Globe, contain any untrue  statement  of a material  fact or omit to state any material fact  required to be stated  therein or necessary in order to make the statement therein,  in the light of the  circumstances  under  which  they are  made,  not misleading.

          (c) Globe shall use its reasonable  best efforts,  after  consultation with  buyer,  to  resolve  all SEC  comments  with  respect  to the  Information
Statement as promptly as practicable  after receipt  thereof.  Each of Buyer and
Globe agree to correct any information provided by it for use in the Information
Statement  which shall have become false or  misleading.  Globe shall as soon as reasonably practicable notify Buyer of the receipt of any comments from or other correspondence with the SEC staff with respect to the Information  Statement and any request by the SEC for any  amendment  to the  Information  Statement or for
additional   information   (and  promptly  deliver  a  copy  of  such  comments,
correspondence or request to Buyer). Globe shall use its reasonable best efforts to cause the  Information  Statement  to be mailed to  Globe's  stockholders  as promptly as practicable after the Information Statement is cleared by the SEC.

                                       28

     7.12. STOCKHOLDER APPROVAL.  Glove shall obtain stockholder approval of the
Contemplated Transactions by written consent within seven (7) days following the date hereof.

     7.13.  OPERATIONAL  REPRESENTATIONS.  Globe shall use its  reasonable  best efforts (but shall not be required to incur any separate  payment  therefore) to secure the  Operational  Representations  as to which  Globe and Seller  (and/or
Buyer for the purpose of any of the rights of Buyer under any of the  Management
Agreements,  including,  without  limitation,  any escrowed property provided by
Seller  Management) shall be beneficiaries.  The foregoing shall not require the
Seller or Globe to  procure  the  agreement  of  Seller  Management  that  their
Operational Representations may be relied upon by Buyer.

     7.14.  AVAILABILITY  OF  FINANCING.  Buyer  shall use its  reasonable  best efforts to provide  that there  shall have been  funded  into one or more escrow accounts  within  thirty (30) days of the date of this  Agreement  not less than
$30,000,000  which shall be  available to Buyer for the purposes of the Purchase
Price payable at the Closing pursuant to this Agreement, without condition other than as  relate to  closing  of the  Contemplated  Transactions,  execution  and delivery by Buyer of  definitive  securities  purchase  and  related  agreements
(including,  without  limitation,  perfection of any security interest in and to any Acquired Assets),  and issuance of securities to the purchasers  thereof. In the event that within such  thirty (30) day period,  Seller  shall not have been provided evidence that such funds have been received in escrow, Seller and Globe may,  at any time  thereafter,  (i)  terminate  this  Agreement  and receive the
Termination Fee (as defined herein);  (ii) terminate Section 7.5 hereof and seek an alternative  transaction which Seller and Globe shall have the right to close such  transaction  without  any  liability  to Buyer for  payment of a Fee under
Section 7.5; and/or (iii) take no action.

     ARTICLE 8. POST-CLOSING COVENANTS.

     8.1. TRANSFERRED EMPLOYEES.

          (a)  OFFER  OF  EMPLOYMENT.  Subject  to and in  accordance  with  the provisions of this Section 8.1, Buyer shall,  effective upon the Closing,  offer full-time  employment to each of the Seller  employees  employed by Seller as of the Closing Date that Buyer, in its sole discretion, elects to offer employment, as  listed on  SCHEDULE  5.16  hereof,  on terms  and  conditions  substantially equivalent to the terms and  conditions  of employment  and benefits for current employees of Buyer in similar job classifications  and grades.  Buyer shall hire all of the Seller employees who accept such offer.  Buyer will deliver to Seller a list of all of the Seller  employees  who have accepted an offer of employment from Buyer promptly after the Closing. Each of the Seller employees who actually becomes a full-time  employee of Buyer upon the Closing is hereinafter  referred to as a "TRANSFERRED EMPLOYEE."

          (b) TRANSITION.  The employment of each Transferred Employee by Seller shall end  effective  as of the close of  business on the day before the Closing
Date and the employment of the Transferred  Employees by Buyer shall commence at or after 12:01 a.m. on the Closing Date.

          (c) RETENTION OF EMPLOYEES  PRIOR TO CLOSING.  Seller shall expend its reasonable  efforts to assist  Buyer in securing the  employment  on the Closing
Date of the  Seller  employees;  provided,  however,  that  Seller  shall not be required to incur any financial  obligation beyond continuing to pay for current employee  compensation  and benefits prior to the Closing in connection with the foregoing unless otherwise required by this Agreement.

                                       29

          (d) COMPENSATION AND BENEFITS OF TRANSFERRED  EMPLOYEES.  Coverage for
Transferred Employees under Buyer's benefit plans and programs shall commence as of 12:01 a.m. on the Closing Date.  Buyer shall give each  Transferred  Employee credit for such Transferred  Employee's years of most recent continuous  service
(including  time during  approved leaves of absences of less than 26 weeks) with
Seller for purpose of determining  participation and benefit levels under all of
Buyer's  vacation  policies and benefit  plans and  programs,  unless  otherwise prohibited by law or the terms of any of Buyer's benefit plans and programs, and shall give each  Transferred  Employee  credit for any accrued  vacation time to which each Transferred  Employee would be entitled  immediately prior to Closing under Seller's current vacation policy.  Seller shall retain  responsibility for any claims under their health insurance  policies made by Transferred  Employees arising out of insurable  losses  incurred or claims  accrued on or prior to the
Closing Date.

          (e) EMPLOYEES OTHER THAN  TRANSFERRED  EMPLOYEES.  Seller shall retain responsibility  for Employees that are neither  offered nor accepted  employment with Buyer and for employees of the Business listed on SCHEDULE 8.1(E).

          (f) All  liabilities or obligations to any Seller  Employee  resulting from Buyer's  failure to offer  employment to any Seller  Employee  shall be and remain the sole responsibility and liability of the Seller.

     8.2. ACCESS.

          (a) After the Closing Date,  Globe and Seller agree to make  available to the Buyer for  inspection and copying at the Buyer's  expense,  at reasonable times upon  request,  any records and documents  relating to the Business  which were not  delivered to the Buyer at Closing and were retained by Globe or Seller which,  at the time of such  request,  are in the  possession  or control of the
Seller and all Tax  returns.  In  addition,  Globe and  Seller  agree to provide reasonable  assistance in the  collection of  information  or documents and make available to Buyer any financial data and other  information  retained by Seller relating  to  Seller,  and will make  available  such  former  employees  of the
Business  that at the time shall be employed by Globe or Seller,  as Buyer shall from time to time  reasonably  request,  in  connection  with  claims or actions brought by or against third parties based on events or circumstances  concerning
Seller and to permit Buyer to prepare any Tax returns and in connection with any examination  by any  Governmental  Authority  of  Tax  returns  relating  to the
Business or Seller, as applicable,  for periods from and after the Closing Date.
Seller's  reasonable  expenses in  connection  therewith  shall be reimbursed by
Buyer.  Seller and its principals shall cooperate with Buyer and its accountants in the preparation of all financial statements contemplated by this Agreement or required to be filed by Buyer  under  applicable  Law.  Such  cooperation  shall include,  but not be limited to, issuing  representation  letters to the Buyer's accountants  with  respect  to all  financial  statements  of Globe  and  Seller covering dates or periods on or prior to the Closing Date.

                                       30

          (b)  Subsequent  to the Closing  Date,  Buyer shall  provide Globe and
Seller with such assistance  (including  provision of records) as may reasonably be requested by Globe and Seller in connection  with the  preparation of any Tax
Return,  the  response  to any audit or other  examination  by any  Governmental
Authority,  or  an  judicial  or  administrative  proceedings  relating  to  any liability for Taxes.

     8.3. COVENANT NOT TO COMPETE.

          (a) Seller and Globe acknowledge and recognize the highly  competitive nature of the industry in which Seller and the Business operate. Accordingly, in consideration  of the  premises  contained  herein and the  consideration  to be received  hereunder,  neither Globe nor Seller shall, during the Non-Competition
Period (as defined below), anywhere in North America: (i) directly or indirectly engage,  whether  or  not  such  engagement  shall  be  as  a  member,  partner, stockholder,  affiliate or other  participant,  in any Competitive  Business (as defined herein),  or represent in any way any Competitive  Business,  whether or not such  engagement or  representation  shall be for profit,  (ii) knowingly or intentionally  interfere with,  disrupt or attempt to disrupt the  relationship, contractual  or  otherwise,  between  Buyer  and any  other  person  or  entity, including, without limitation, any customer, supplier, employee or consultant of
Buyer with  respect to the  Business,  (iii)  induce  any  employee  of Buyer to terminate  his or her  employment  with  Buyer or to engage  in any  Competitive
Business  in  any  manner   described  in  the  foregoing  clause  (i)  or  (iv)
affirmatively  assist  or  induce  any  other  person or entity to engage in any
Competitive  Business  in any manner  described  in the  foregoing  clause  (i).
Anything  contained  in this  Section 8.3 to the  contrary  notwithstanding,  an investment  by Globe or Seller in any  publicly  traded  company in which either
Globe or Seller  and their  affiliates  exercise  no  operational  or  strategic control and which, collectively, constitutes less than 5% of the capital of such entity shall not constitute a breach of this Section 8.3.

          (b) As used herein,  "NON  COMPETITION  PERIOD"  shall mean the period commencing  on the Closing Date hereof and  terminating 5 years from the Closing
Date.

          (c)  "COMPETITIVE  BUSINESS"  shall mean any  business  engaged in the development,  sales and support of online and offline direct-response  marketing services or that is  substantially  similar to the services and products offered by the Seller as of the date hereof.

          (d) Seller and Seller  understand that the foregoing  restrictions may limit their  ability to earn income in a business  similar to that of the Buyer, following Closing but they nevertheless  acknowledge that they have received and will receive  sufficient  consideration and other benefits provided hereunder to clearly justify such restrictions.

          (e)  Globe,  Seller  and  Buyer  recognize  and  acknowledge  that the
restrictions   set  forth   herein  are   reasonable   as  to  form  and  scope.
Notwithstanding  the foregoing,  it is the desire and intent of the parties that the  provisions  of this  Section 8.3 shall be  enforced  to the fullest  extent permissible  under the laws and public policies applied in each  jurisdiction in which enforcement is sought.  Accordingly,  if any particular  provision of this
Section 8.3 shall be adjudicated to be invalid or unenforceable,  such provision shall be deemed amended to (i) delete  therefrom the portion thus adjudicated to be invalid or  unenforceable,  such  deletion to apply only with  respect to the operation  of such  provision  in the  particular  jurisdiction  in  which  such adjudication  is  made  or (ii)  otherwise  to  render  it  enforceable  in such jurisdiction.

                                       31

          (f) Each of Buyer, Globe and Seller  acknowledges and understands that the provisions of this Section 8.3 are of a special and unique nature,  the loss of which cannot be  adequately  compensated  for in damages by an action at law, and that the breach or threatened  breach of the  provisions of this Section 8.3 would cause the Buyer  irreparable  harm. In the event of a breach or threatened breach by Globe or Seller of the provisions of this  Agreement,  the Buyer shall be  entitled  to an  injunction  restraining  Globe and Seller  from such breach without requirement to post bond or otherwise prove damage. Nothing contained in this Section 8.3 shall be construed  as  prohibiting  the Buyer from or limiting the Buyer in pursuing any other remedies  available for any breach or threatened breach of this Agreement.

     8.4.  NONDISPARAGEMENT.  After the Closing  Date,  none of the parties will disparage  any other party  hereto or any of such party's  managers,  directors, officers, employees, representatives or agents, successors or assigns.

     8.5.  FORWARDING  OF INQUIRIES.  After the Closing  Date,  Globe and Seller
shall forward,  in a reasonable and prompt manner, all inquiries relating to the
Business to such persons,  offices or locations as the Buyer shall  designate in writing.

     8.6. NAME CHANGE.  From and after the Closing Date Seller shall not use for any commercial purposes a name containing "Seller" or any derivative thereof, in any manner and for any purpose whatsoever.

     8.7.  FURTHER  ASSURANCES.  At any  time and from  time to time  after  the
Closing  Date,  each party shall,  without  further  consideration,  execute and deliver to the other such other instruments of transfer and assumption and shall take such  other  action as the other may  reasonably  request  to carry out the transactions  contemplated by this Agreement.  Globe and Seller agree to perform all acts that are reasonably within their purview,  authority and/or ability and deliver  all  documents  reasonably  requested  by Buyer to perfect  and confirm
Buyer's  rights to the  Acquired  Assets,  including,  without  limitation,  the
Intellectual Property being transferred to Buyer hereunder,  including documents for filing with the U.S. Patent and Trademark Office, the U.S. Copyright Office,
Network Solutions,  Inc., and other administering  parties or offices concerning intellectual property.

     8.8. TAXES;  TAX TREATMENT.  All sales Taxes and transfer Taxes incurred in connection with the Contemplated Transactions shall be borne by Seller.

     8.9.  COLLECTION OF ACCOUNTS  RECEIVABLE.  After the Closing  Date,  Seller
shall use  commercially  reasonable  efforts to collect any Accounts  Receivable that were  generated in connection  with the Business  prior to the Closing Date which shall be retained by Buyer for its own accounting,  Globe and Seller shall promptly  remit to Buyer  (within 2  business  days) any  payments  on  Accounts
Receivable received by Seller or Globe after the Closing Date. After the Closing
Date,  Buyer  shall  have the right to notify any  customers  who owe Seller any amounts properly payable to Buyer to send their payments directly to Buyer.

                                       32

     ARTICLE 9. CONDITIONS PRECEDENT TO BUYER'S  OBLIGATIONS.  The obligation of the Buyer to  consummate  the Closing and to make all  payments of the  Purchase
Price shall be subject to the satisfaction at or prior to the Closing of each of the following the parties shall have (A) to meet our obligations to deliver, (B)
sign our  management  conditions (to the extent  noncompliance  is not waived in writing by the Buyer):

     9.1.  REPRESENTATIONS  AND  WARRANTIES  TRUE AT  CLOSING;  COMPLIANCE  WITH
COVENANTS; CORPORATE APPROVALS.

          (a) The  representations and warranties made by Globe and Seller in or pursuant to this Agreement shall be true and correct in all material respects as of the date  hereof and as of the  Closing  Date with the same  effect as though such  representations  and  warranties  had been  made or given at and as of the
Closing  Date  (except for  representations  and  warranties  that speak as of a specific date, which shall be true and correct as of such specific date);

          (b) Globe and Seller  shall each have  performed  and  complied in all material respects with all of their covenants,  obligations and conditions under this  Agreement to be performed or complied  with by each of them on or prior to the Closing;

          (c) all corporate  approvals  necessary to authorize the  Contemplated
Transactions shall have been obtained by Globe and Seller.

The Buyer shall have received a certificate, executed by an executive officer of each or Globe and  Seller and dated as of the  Closing  Date,  to the  foregoing effect and certifying to (x) the adoption and copies of resolutions of the Board
of  Directors  and   shareholders,   each  Seller   approving  the  Contemplated
Transactions; (y) the incumbency of officers of each of Globe and Seller who are executing  this  Agreement  or any  of the  Seller's  Transaction  Documents  or
certificates contemplated hereunder; and (z) attached copies of Seller's charter and bylaws.

          (d) Globe and Seller shall deliver to Buyer (i) a certificate  of good standing of Globe and Seller,  as of the most recent  practicable date, from the
Secretary of State of the states of  incorporation  of each of Globe and Seller;
and (ii) certificates from the Secretary of State of the appropriate official in each state in which such Globe and Seller is  qualified  to do  business  to the effect that Globe and Seller are in good  standing in such state;  in each case, dated as of a date not more than 5 Business Days prior to the Closing Date.

     9.2.  CONSENTS.  Globe,  Seller and Buyer shall have obtained all necessary consents of third parties to the Contemplated Transactions,  including,  without limitation,  any consents required by the Contracts and any required consents of any  creditors,  lessors,  suppliers and  Governmental  Authorities,  including, without  limitation,  those set forth in SCHEDULES 5.9(a) and 5.9(b),  copies of which shall have been delivered to Buyer;

     9.3. NO LITIGATION.  No restraining  order or injunction  shall prevent the transactions  contemplated  by this Agreement and no action,  suit or proceeding shall be pending or threatened before any court or  administrative  body: (a) in which it will be or is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or (b) in connection with any claim for damages in excess of
$5,000 against the Seller.

                                       33

     9.4.  RELEASE OF  ENCUMBRANCES.  All  Encumbrances  (other  than  Permitted
Encumbrances) shall have been released on or prior to Closing.

     9.5.  GOVERNMENTAL  PERMITS AND APPROVALS.  The parties shall have received all necessary Permits and approvals from any Governmental Authority.

     9.6.  OPINION OF  COUNSEL.  Proskauer  Rose LLP,  counsel  to  Seller,  and
Delaware counsel to Seller, shall have delivered to the Buyer a written opinion, addressed to the Buyer and dated the Closing Date,  substantially in the form of
EXHIBIT C hereto (the "SELLER'S OPINIONS").

     9.7.  DOCUMENTS OF TRANSFER.  The Seller shall have  delivered to Buyer all documents of transfer  representing all of the Acquired Assets, duly endorsed in blank or with duly  executed  powers  attached,  in proper form for transfer and with required transfer stamps, if any, affixed.

     9.8. RECORDS. Seller shall have delivered to Buyer all of the minute books, stock ledgers and similar records of Seller.

     9.9.  HOLDBACK  ESCROW  AGREEMENT.  Seller  and  Escrow  Agent  shall  have delivered a duly executed copy of the Holdback Escrow Agreement to Buyer.

     9.10.  MANAGEMENT  AGREEMENTS.  Each of the individuals  listed on SCHEDULE
9.11 hereto shall have  delivered to Buyer a duly executed copy of that certain:
(a)  Representation  Certification  substantially  in the form annexed hereto as
EXHIBIT D hereto;  (b) Employment  Agreement,  substantially in the form annexed hereto as EXHIBIT E hereto;  and (c) Stock Agreement,  substantially in the form annexed hereto as EXHIBIT F hereto;  and (d) Escrow Agreement,  substantially in the form of EXHIBIT G hereto, between each of the individuals listed on SCHEDULE
9.11, and Buyer, dated as of the date hereof, (the "MANAGEMENT AGREEMENTS").

     9.11. SELLER  MANAGEMENT.  Paul Soltoff,  Eric Obeck,  Donald Gould,  Harry
Greene, Irvine Brechner, Nadine Brechner, and Allen Vance (collectively, "Seller
Management") shall have executed and delivered to Globe a Securities  Redemption
Agreement providing for, among other things, the repurchase of certain shares of the common stock of Globe held by Seller Management on terms acceptable to Globe
(the "Redemption Agreement").

     9.12.  TERMINATION  AGREEMENT.  Seller  Management  shall have executed and delivered to Globe a Termination  Agreement  providing  for, among other things, the  cancellation of certain  options and warrants on terms  acceptable to Globe
(the "Termination Agreement").

     9.13. NO MATERIAL ADVERSE CHANGE.  There shall not have occurred a Material
Adverse Effect since the date hereof.

     9.14. PROCEEDINGS AND DOCUMENTS SATISFACTORY. All proceedings in connection with the  transactions  contemplated by this Agreement and all  certificates and
documents   delivered  to  the  Buyer  in  connection   with  the   transactions
contemplated by this Agreement shall be satisfactory in all reasonable  respects to the Buyer and its counsel and the Buyer shall have  received the originals or certified  or other  copies of all such  records and  documents as the Buyer may reasonably request.

                                       34

     9.15.   OPERATIONAL   REPRESENTATIONS.   Globe  shall  have   received  the
Operational Representations from Seller Management (but shall not be required to incur any separate  payment  therefore)  in form and substance  satisfactory  to
Globe on which  Buyer shall be able to rely for the purpose of any of the rights of Buyer under any of the Management Agreements,  including, without limitation, against any escrowed property provided by Seller Management. The foregoing shall not require the Seller or Globe to procure the  agreement  of Seller  Management that their Operational Representations may be relied upon by Buyer.

     9.16.  FAIRNESS  OPINION.  Globe shall have  received a favorable  fairness opinion from Thomas Weisel Partners.

     ARTICLE 10.  CONDITIONS  PRECEDENT TO OBLIGATIONS OF GLOBE AND SELLER.  The
obligation of Globe and Seller to consummate the Closing shall be subject to the satisfaction,  at or prior to the Closing,  of each of the following  conditions
(to the extent noncompliance is not waived in writing by Globe and Seller):

     10.1.  REPRESENTATIONS  AND  WARRANTIES  TRUE AT CLOSING;  COMPLIANCE  WITH
COVENANTS;  CORPORATE APPROVALS.  (a) The representations and warranties made by
Buyer in this Agreement shall be true and correct in all material respects as of the date hereof and as of the  Closing  Date with the same effect as though such representations  and  warranties had been made or given at and as of the Closing
Date  (except for  representations  and  warranties  that speak as of a specific date, which shall be true and correct as of such specific date);

          (b) Buyer shall have performed and complied with all of its covenants, obligations  and  conditions  under this  Agreement  that are to be performed or complied with by it at or prior to the Closing;

          (c) all corporate  approvals  necessary to authorize the  Contemplated
Transactions shall have been obtained by Buyer; and

          (d) Buyer  shall have  delivered  a  certificate  of good  standing of
Buyer,  as of the most recent  practicable  date, from the Secretary of State of the state of incorporation of Buyer.

Seller shall have received a  certificate,  executed by an executive  officer of
Buyer and dated as of the Closing Date, to the foregoing  effect and  certifying to: (a) the  adoption  and copies of  resolutions  of the Board of  Directors of
Buyer approving the Contemplated Transactions; (y) the incumbency of officers of
Buyer who are executing this Agreement or any of the Buyer Transaction Documents or certificates  contemplated hereunder;  and (z) attached copies of the Buyer's charter and bylaws.

     10.2.  CONSENTS.  Globe, Seller and Buyer shall have obtained any necessary consents of third parties to the Contemplated  Transactions  including,  without limitation,  any consents required by the Contracts and any required consents of any  creditors,  suppliers  and  Governmental  Authorities,  including,  without limitation, those set forth in SCHEDULES 5.9(a) and 5.9(b).

                                       35

     10.3. NO LITIGATION.  No restraining  order or injunction shall prevent the transactions  contemplated  by this Agreement and no action,  suit or proceeding shall be pending or threatened before any court or administrative  body in which it will be or is sought to  restrain  or  prohibit  or obtain  damages  or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     10.4.  GOVERNMENTAL PERMITS AND APPROVALS.  The parties shall have received all necessary approvals from any Governmental Authority.

     10.5.  PURCHASE  PRICE.  Buyer shall have  delivered  to Seller the Closing
Amount to Seller and delivered to the Escrow Agent the Holdback Amount.

     10.6. ESCROW AGREEMENT.  Buyer and Escrow Agent shall have delivered a duly executed  copy of the  Holdback  Escrow  Agreement  to Buyer and  deposited  the
Holdback Amount with the escrow agent therefore.

     10.7.  SELLER  MANAGEMENT.   Seller  Management  shall  have  executed  and
delivered to Globe the Redemption Agreement and the Termination Agreement,  each on terms acceptable to Globe.

     10.8. OPTIONS AND WARRANTS.  Certain Persons (as designated by Globe) whose options and/or  warrants to purchase Globe common stock shall have agreed to the termination of such options and/or warrants on terms reasonably  satisfactory to
Globe

     10.9. OPINION OF COUNSEL.  Olshan Grundman Frome Rosenzweig & Wolosky, LLP,
counsel  to  Buyer,  shall  have  delivered  to the  Seller  and Globe a written opinion,  addressed  to the  Seller  and  Globe,  and  dated the  Closing  Date, substantially in the form of EXHIBIT H hereto (the "BUYER'S OPINION").

     10.10.   PROCEEDINGS  AND  DOCUMENTS   SATISFACTORY.   All  proceedings  in
connection  with  the  transactions  contemplated  by  this  Agreement  and  all
certificates   and  documents   delivered  to  Seller  in  connection  with  the
transactions  contemplated  by  this  Agreement  (including  expiration  of  the applicable  waiting period after  distribution of the  Information  Statement to
Globe's stockholders) shall be satisfactory in all reasonable respects to Seller and their counsel,  and Seller shall have received the originals or certified or other  copies of all such  records and  documents  as the Seller may  reasonably request.

     10.11.   OPERATIONAL   REPRESENTATIONS.   Globe  shall  have  received  the
Operational  Representations  from  Seller  Management  in  form  and  substance satisfactory to Globe.

     10.12.  FAIRNESS  OPINION.  Globe shall have received a favorable  fairness opinion from Thomas Weisel Partners.

                                       36

     ARTICLE 11. INDEMNIFICATION.

     11.1. SURVIVAL OF REPRESENTATIONS  AND WARRANTIES.  The representations and warranties of the parties hereto  contained in this  Agreement,  the Transaction
Documents  or  otherwise  made in writing in  connection  with the  Contemplated
Transactions (in each case except as affected by the  transactions  contemplated by this Agreement) shall be deemed material and, notwithstanding any pre-Closing investigations,  examinations,  or prior knowledge of Buyer or any due diligence conducted  by Buyer,  shall be  deemed  to have been  relied on by the Buyer and shall survive the consummation of the transactions  contemplated  hereby and the payment of the  Purchase  Price until 5:00 p.m. EST on the date that is one year
and   forty-five   days   following   the  Closing   Date  (such   period,   the
"INDEMNIFICATION  PERIOD"),  and thereafter until resolved if a claim in respect thereof has been made prior to such date), except that (i) any representation of
Globe or Seller with respect to Tax matters,  environmental matters and employee benefit  matters shall survive  until  expiration of the statute of  limitations applicable to claims with respect to such matters,  and (ii) any  representation of Globe or Seller with respect to title  matters  shall survive for five years.
Each  representation  and warranty  made by Globe or Seller or the Buyer in this
Agreement  shall expire on the last day, if any, that Claims (as defined herein)
for breaches of such  representation  or warranty  may be made  pursuant to this
Article 11, except that any such  representation  or warranty that has been made the subject of a Claim prior to such  expiration date shall survive with respect to such Claim until the final  resolution of such Claim pursuant to this Article
11.

     11.2.  INDEMNITY  BY  GLOBE  AND  SELLER.  Regardless  of  any  pre-Closing
investigations,  examinations  or  prior  knowledge  of the  Buyer  or  any  due diligence  conducted  by Buyer,  each of Globe  and  Seller,  severally  and not jointly,  agrees  to  indemnify  and hold  Buyer  and its  Affiliates  and their respective officers, directors, stockholder, employees and agents (collectively, the "Buyer  Indemnified  Group")  harmless  from and with respect to any and all losses,  assessments,  liabilities,  claims,  damages,  deficiencies,  costs and expenses, including, without limitation,  reasonable attorneys' and accountants'
fees and disbursements  ("LOSSES") related to, or arising directly or indirectly out of:

          (a) any failure to perform or breach by either  Globe or Seller of any representation or warranty (other than an Operational  Representation,  which is addressed in clause (d) below),  covenant,  obligation  or  undertaking  made by either Globe or Seller in any Transaction  Document (including the Schedules and
Exhibits  hereto or thereto),  or in any other  statement,  certificate or other instrument  delivered  pursuant  hereto  or  thereto,  or any  misrepresentation contained therein;

          (b) the  ownership or  operation of the Business  prior to the Closing
Date other than Assumed Liabilities;

          (c)  the  Excluded  Assets  and all  liabilities  other  than  Assumed
Liabilities; and

          (d) any  breach  of an  Operational  Representation  made by  Globe or
Seller, but only to the extent that such breach of an Operational Representation is not also a breach of the  corresponding  Operational  Representation  made by
Seller Management in the Redemption  Agreement (or other agreement that contains
Operational Representations by Seller Management).

                                       37

     11.3. INDEMNITY BY THE BUYER. The Buyer agrees to indemnify and hold Seller harmless  from and with  respect  to any and all Losses  related  to, or arising directly or indirectly  out of, any failure to perform or breach by the Buyer of any representation or warranty, covenant,  obligation or undertaking made by the
Buyer in any Transaction  Document  (including the Schedules and Exhibits hereto and  thereto),  or in any  other  statement,  certificate  or  other  instrument delivered  pursuant hereto and as a result of Buyer's ownership and operation of the Business following Closing.

     11.4. CLAIMS.

          (a)  NOTICE.   Any  party  seeking   indemnification   hereunder  (the
"INDEMNIFIED   PARTY")  shall  promptly  notify  the  other  party  hereto  (the
"INDEMNIFYING   PARTY")  of  any  action,  suit,   proceeding,   claim,  demand,
assessment,  judgment, cost, expense or breach (a "CLAIM") with respect to which the Indemnified Party claims indemnification  hereunder, by delivering a written notice thereof  together with a statement  setting forth such  information  with
respect  to  such  Claim  as  the   Indemnified   Party   shall  then  have  (an
"INDEMNIFICATION NOTICE") provided that failure of the Indemnified Party to give an  Indemnification  Notice  shall not  relieve  the  Indemnifying  Party of its obligations  under this Section 11.4 except to the extent,  if at all, that such
Indemnifying  Party shall have been prejudiced  thereby in its ability to defend
the  suit,   action,   claim,   proceeding  or  investigation   for  which  such
indemnification is sought by reason of such failure.

          (b)  THIRD-PARTY  CLAIMS.  If such Claim relates to any action,  suit, proceeding or demand  instituted  against the Indemnified Party by a third party
(a "THIRD-PARTY CLAIM"), the Indemnifying Party shall be entitled to participate in the defense of such  Third-Party  Claim after receipt of the  Indemnification
Notice from the Indemnified  Party, as follows.  Within 30 days after receipt of the  Indemnification  Notice of a particular matter from the Indemnified  Party, the  Indemnifying  Party may assume the defense of such  Third-Party  Claim,  in which  case the  Indemnifying  Party  shall  have the  authority  to  negotiate, compromise  and settle  such  Third-Party  Claim,  if and only if the  following conditions are satisfied:

               (i) the  Indemnifying  Party shall have confirmed in writing that it is obligated  hereunder to indemnify  the  Indemnified  Party with respect to such Third-Party Claim;

               (ii) the Indemnifying Party retains counsel that is acceptable to the Indemnified  Party,  which acceptance shall not be unreasonably  withheld or delayed; and

               (iii) the Indemnified  Party is kept reasonably  informed of such action,  suit  or  proceeding  at  all  stages  thereof  whether  or  not  it is represented by separate counsel.

     However,  notwithstanding the preceding  sentence,  if (a) the Indemnifying
Party  fails or refuses to defend  the Claim then  Indemnified  Party may defend and/or  settle such Claim,  after giving  notice of proposed  settlement  to the
Indemnifying  Party, on such terms as the Indemnified  Party may reasonably deem appropriate  and no such action taken by the  Indemnified  Party in defending or settling  such Claim  will  release  the  Indemnifying  Party of any  obligation hereunder.  Except under the circumstances  described in the preceding sentence, the Indemnified  Party will not enter into any settlement  agreement without the consent  of the  Indemnifying  Party  which  consent  shall not be  unreasonably

                                       38

withheld or delayed.  The Indemnifying Party will not, without the prior written consent of the  Indemnified  Party  (which will not be  unreasonably  withheld), enter into any  settlement  of a Claim,  if  pursuant  to or as a result of such settlement,  injunctive or other  equitable  relief will be imposed  against the
Indemnified  Party  or if such  settlement  does not  expressly  unconditionally release the Indemnified  Party from all liabilities or obligations  with respect to such Claim, with prejudice.  The Indemnified Party and the Indemnifying Party will cooperate  with the each other in the defense,  compromise or settlement of any Claim for which indemnification is sought.

          (c)  LIMITATION ON INDEMNITY.  Other than any amounts that are payable pursuant to Section 3.3 or Section 3.4 hereof which  amounts shall be payable in full, an  Indemnifying  Party shall be liable under Section  11.4(a)  hereof for
Claims  only if the  aggregate  amount of all Claims  against  Globe and Seller, collectively,  on the one hand,  or against  Buyer,  on the other  hand,  exceed
$175,000, and in such case, such the Indemnifying Party shall be liable only for
Indemnification  of an amount  that is in excess of $75,000  (for the absence of doubt, and by way of example,  a $200,000 Claim shall be entitled to $125,000 in indemnification payments).

     11.5. COOPERATION.  If requested by the Indemnifying Party, the Indemnified
Party  shall  cooperate  to the extend  reasonably  requested  in the defense or prosecution of any suit, action, demand, assessment, judgment, claim, proceeding or  investigation  for which such  Indemnifying  Party is being  called  upon to indemnify the Indemnified Party pursuant to this Article 11, and the Indemnified
Party shall furnish such records,  information and testimony and attend all such conferences,  discovery  proceedings,  hearing,  trials  and  appeals  as may be
reasonably   requested  in  connection   therewith  and,  if  appropriate,   the
Indemnified  Party shall make any counterclaim  against the party asserting such suit, action, demand,  assessment,  judgment, claim, proceeding or investigation or any  cross-complaint  against  any  person in  connection  therewith  and the
Indemnified Party further agrees to take such other actions as reasonably may be requested by an Indemnifying Party to reduce or eliminate any Loss for which the
Indemnifying  Party would have  responsibility,  but the Indemnifying Party will reimburse the  Indemnified  Party for any fees or expenses  incurred by it in so cooperating or acting at the request of the Indemnifying Party.

     11.6.  BUYER'S  RIGHT  OF  OFFSET;  SOLE  RECOURSE  AGAINST   SELLER/GLOBE.
Notwithstanding  anything to the  contrary  contained  in this  Agreement or the
other  Transaction  Documents,   Buyer  and  each  other  member  of  the  Buyer
Indemnified  Group shall have, as their sole and  exclusive  recourse for Losses against  Seller and Globe,  the right to (i) offset Losses  against the Holdback
Cash and the Escrowed Shares pursuant to the Holdback Escrow Agreement;  (ii) to require  payment of the Share Value Deficit as provided in Section  3.2(d);  and
(iii) to require payment arising in connection with any adjustment under Section
3.3 or Section 3.4 hereof. The foregoing shall not constitute a limitation on or prevent Buyer from exercising any rights as against any Seller Management or for intentional fraud.

     11.7. REMEDIES EXCLUSIVE. The remedies provided in this Article 11 shall be the sole and exclusive remedies,  and shall preclude assertion by an Indemnified
Person of any and all other remedies against an Indemnified Party.

                                       39

     11.8.  INSURANCE.  The amount of any indemnification  under this Article 11 shall be  reduced  by any  amount  recovered  by the  Indemnified  Party (net of reasonable  expenses  incurred in obtaining such  recovery)  under any insurance policy or from any Third Party (which recovery the  Indemnified  Party shall use it  reasonably  commercial  efforts to  pursue,  but shall not be  obligated  to commence  litigation)  and by the amount of any direct and immediate  income tax benefit,  related to the indemnified Loss obtained by the Indemnified Party. If, after an  indemnification  payment  has been made with  respect  to a Loss,  the
Indemnified  Party has any  recovery,  or obtains any income Tax  benefit,  with respect  to  that  Loss,  the  Indemnified  Party  shall  promptly  pay  to  the
Indemnifying  Party the amount of that  recovery or income Tax  benefit,  net of reasonably expenses incurred in obtaining recovery.

     11.9. ADJUSTMENT.  Any payment of indemnification amount under this Article
11 shall be accounted for as an adjustment to the Purchase Price.

     ARTICLE 12. TERMINATION

     12.1.  TERMINATION.  (a) Anything contained in the Transaction Documents to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

               (i) by the mutual consent of Buyer, Globe and Seller; or

               (ii) by Buyer or Seller (the "TERMINATING  PARTY") if the Closing
shall not have  occurred  on or before  11:59 p.m.  on October 31, 2005 (or such later date as may be mutually agreed to by Buyer and the Seller);  provided that if the  Closing  shall  not have  occurred  as a result  of the  willful  act or omission of one of the parties,  then such  Terminating  Party may not terminate this Agreement pursuant to this Section 12.1(a).

          (b) Globe and Seller may, on or prior to the Closing  Date,  terminate this Agreement without liability if:

               (i)   there   shall   have   been  a   material   breach  of  any
representations  or warranties  set forth in this Agreement on the part of Buyer or if any  representations  or  warranties  of Buyer shall have  become  untrue, provided  that neither  Globe nor Seller have  materially  breached any of their obligations hereunder;

               (ii) there  shall have been a material  breach by Buyer of any of its  covenants of  agreements  hereunder  and such breach would  materially  and adversely  affect the ability  Buyer or Seller to  consummate  the  transactions contemplated  by this  Agreement,  and Buyer has not cured such breach within 10
Business Days after notice by Seller thereof setting forth in reasonable  detail the nature of such breach; provided that neither Globe nor Seller has materially breached any of their obligations hereunder; or

               (iii) any  condition to Closing set forth in Article 10 shall not have been fulfilled by Buyer or waived by Seller by the Closing Date.

                                       40

          (c)  Buyer  may,  on or  prior to the  Closing  Date,  terminate  this
Agreement without liability if:

(i) there shall have been a material breach of any representations or warranties set  forth in this  Agreement  on the part of  either  Globe or Seller or if any representations or warranties of either Globe or Seller shall have become untrue to the extent it would have a Material  Adverse  Effect  provided that Buyer has not materially breached any of its obligations hereunder;

               (ii) there  shall have been a material  breach by Seller or Globe of one or more of their  respective  covenants or agreements  hereunder having a
Material  Adverse  Effect on  Seller or the  Business  or  materially  adversely affecting (or materially delaying) the ability of Seller and Buyer to consummate transactions  contemplated by this  Agreement,  and neither Globe nor Seller has cured such breach within 10 Business Days after notice by Buyer thereof  setting forth in  reasonable  detail the nature of such breach,  provided that Buyer has not materially breached any of its obligations hereunder;

               (iii) any  condition  to Closing set forth in Article 9 shall not have been fulfilled or waived by Buyer by the Closing Date.

     12.2. CERTAIN TERMINATION RIGHTS.

          (a) Notwithstanding  anything to the contrary contained herein, in the event that: (A) none of the events in  12.1(c)(i)-(iii)  has occurred and Seller terminates this Agreement pursuant to Section 12.1(b);  or (B) in the event that
Seller  terminates  this  Agreement   pursuant  to  Section  7.14,  Buyer  shall
immediately pay to Seller the Escrow Amount (the "TERMINATION  FEE") which Buyer and Globe  acknowledge  is reasonable  under the  circumstances  and designed to compensate  Seller  and  Globe  for  the  lost  opportunity  to  consummate  the
Contemplated  Transactions.  The  termination  Fee will  serve as the  exclusive remedy to Globe, Seller and any Affiliates hereunder in the event of a breach by
Buyer,  including,  but not  limited  to,  damages  relative  to their  efforts, expenses and costs incurred in evaluating the Contemplated Transactions.

          (b) This  Agreement may be  terminated by Globe or Seller  pursuant to
Section 7.5 and as provided therein.

     12.3. NOTICE OF TERMINATION. Any party desiring to terminate this Agreement pursuant to Section  12.(a)(ii),  12.1(b) or 12.2 shall give  written  notice of such termination to the other party to this Agreement  specifying the reason for such termination.

     12.4.  EFFECT OF  TERMINATION.  In the event that this  Agreement  shall be terminated  pursuant to Section 12.1, each party shall pay all expenses incurred by it in  connection  with this  Agreement,  and no party shall have any further obligations  or liability for any damages or expenses under this  Agreement.  In the event of any termination,  all further obligations of the parties under this
Agreement  (other than those set forth in  Sections  7.10,  7.11 and  provisions which by their terms are  intended to survive  termination,  including,  without limitation,  this Article 12) shall be terminated  without further  liability of any party to the other;  PROVIDED,  HOWEVER, that nothing contained herein shall be construed to prevent any parties hereto from pursuing any remedy available at law or in  equity  for any  breach,  violation,  default  or  other  failure  of performance of any other party hereto prior to Closing.

                                       41

     ARTICLE 13. GENERAL.

     13.1.  NOTICES.  All notices,  demands and other  communications  hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered  personally or if mailed by certified mail,  return receipt requested,  postage prepaid, or if sent by overnight courier, or sent by written telecommunication, as follows:

If to the Seller:

theglobe.com, inc.
110 East Broward Boulevard
Suite 1400
Ft. Lauderdale, FL 33301

with copies to:

Proskauer Rose LLP
2255 Glades Road
Suite 340W
Boca Raton, FL 33434
Attn:  Donald E. "Rocky" Thompson II, Esq.
Fax:  561-241-7145

If to the Buyer, to:

RelationServe Media, Inc.
6700 North Andrews Avenue
Ft. Lauderdale, FL 33309
Attn:  Mandee Heller Adler
Fax:  954-202-6160

with copies to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
Attn:  Harvey J. Kesner, Esq.
Fax:  212-451-2222

     Any such  notice  shall be  effective  (a) if  delivered  personally,  when received,  (b) if sent by overnight courier,  when receipted for, (c) if mailed, five (5) days after being mailed as described  above, and (d) if sent by written telecommunication,  when dispatched; provided that notice is sent simultaneously via another permitted method.

                                       42

     13.2. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties,  supersedes all prior agreements and understandings relating to the subject  matter hereof and shall not be amended  except by a written  instrument hereafter signed by all of the parties hereto.

     13.3. EXPENSES,  TAXES. Except as otherwise  specifically set forth herein, each party shall pay its own fees and expenses  incident to the  preparation and carrying out of this Agreement, whether or not the Contemplated Transactions are consummated  (other than any excise,  sales,  use or transfer Taxes or any other such Taxes which are payable or arise as a result of execution of this Agreement or the transfer of the Acquired  Assets to the Buyer pursuant to this Agreement, which shall be paid by Seller).

     13.4. PARTIAL INVALIDITY. If any term or provision of this Agreement or the application hereof to any person, property or circumstance shall, to any extent, be invalid or unenforceable,  the remainder of this Agreement or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable  shall not be affected  thereby,  and each term and  provision  of this  Agreement  shall be valid and enforced to the fullest extent permitted by law.

     13.5.  AMENDMENT,  MODIFICATION  AND WAIVER.  This  Agreement  shall not be altered or otherwise  amended except pursuant to an instrument in writing signed by each of the parties hereto. The waiver by one party of the performance of any covenant, condition or promise shall not invalidate this Agreement, nor shall it be  considered  a waiver  by such  party of any  other  covenant,  condition  or promise.  The delay in pursuing any remedy or in insisting upon full performance for any breach or  failure  of any  covenant,  condition  or  promise  shall not prevent  a party  from  later  pursuing  any  remedies  or  insisting  upon full performance for the same or any similar breach or failure.

     13.6. HEADINGS. The various section headings in this Agreement are inserted for  convenience  of  reference  only  and  shall  not  affect  the  meaning  or interpretation of this Agreement or any provisions hereof.

     13.7. CONSTRUCTION. This Agreement shall be construed according to its fair meaning and neither for nor against any party hereto irrespective of which party caused the same to be drafted. Each of the parties acknowledges that it has been represented by an attorney in connection  with the  preparation and execution of this Agreement.

     13.8.  GOVERNING LAW. The validity and construction of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

     13.9. ARBITRATION OF DISPUTES.

          (a) Any  controversy  or claim  arising  out of,  relating  to,  or in connection  with,  this Agreement or the Seller  Transaction  Documents,  or the
breach,  termination  or validity  thereof,  shall be settled by  arbitration in accordance with the Center for Public Resources for Non-Administered Arbitration
by a sole  arbitrator.  The  Parties  expressly  waive  any  right to  punitive,

                                       43

exemplary or similar  damages and the  arbitrator is expressly  prohibited  from awarding any such damages.  Judgment upon the award  rendered by the  Arbitrator shall  be  entered  by an court  having  jurisdiction  thereof.  The seat of the arbitration shall be Broward County, Florida.

          (b) In order to  facilitate  the  comprehensive  resolution of related disputes,  and upon  request  of any party to the  arbitration  proceeding,  the arbitrator  may,  within  90 days  of his or her  appointment,  consolidate  the arbitration  proceeding  involving any of the parties relating to this Agreement or any Seller Transaction Documents.  The arbitration shall not consolidate such arbitrations  unless he or she  determines  that (i) there are issues of fact or law common to the two  proceedings  so that a consolidated  proceeding  would be more efficient than separate proceedings,  and (ii) on party would be prejudiced as a result of such consolidation through undue delay or otherwise.  In the case of a consolidated  proceeding,  the arbitration shall be conducted in the manner provided in subparagraph (a) of this paragraph.

     13.10.  SECTIONS  AND  SECTION  HEADINGS.  The  headings  of  sections  and subsections  are for  reference  only and shall not limit or control the meaning thereof.

     13.11.  ASSIGNS.  This  Agreement  shall be  binding  upon and inure to the benefit  of the  parties  hereto  and their  respective  heirs,  successors  and permitted  assigns.  This  agreement  shall be fully  assignable by Buyer to any majority-owned  subsidiary  of Buyer  formed for the  purpose of  acquiring  the
Business and the Acquired Assets from Seller. Except as provided herein, neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable  by such party without the prior written consent of the other party hereto.

     13.12.  SEVERABILITY.  In the event that any covenant,  condition, or other provision herein contained is held to be invalid,  void, or illegal by any court of competent  jurisdiction,  the same shall be deemed to be  severable  from the remainder of this  Agreement and shall in no way affect,  impair,  or invalidate any other covenant, condition, or other provision contained herein.

     13.13.  NO  IMPLIED  RIGHTS  OR  REMEDIES.  Except as  otherwise  expressly provided  herein,  nothing  herein  expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation,  other than the  Seller  and the Buyer  and their  respective  shareholders,  any  rights or remedies under or by reason of this Agreement.

     13.14.   COUNTERPARTS.   This   Agreement   may  be  executed  in  multiple
counterparts,  each of  which  shall be  deemed  an  original,  but all of which together shall constitute one and the same instrument.

     ARTICLE 14.  CERTAIN  DEFINITIONS.  As used herein the following  terms not otherwise defined have the following respective meanings:

     "AFFILIATE"  shall  mean any Person  directly  or  indirectly  controlling, controlled  by or under direct or indirect  common  control  with the  specified
Person and shall include (a) any Person who is a director or  beneficial  holder of at least 10% of any  class of the  then-outstanding  capital  stock (or other shares of  beneficial  interest)  of such Person and family  members of any such
Person, (b) any Person of which such Person or an Affiliate of such Person under clause (a) hereof shall,  directly or  indirectly,  either  beneficially  own at least 10% of any class of the then outstanding capital stock (or other shares of beneficial interest) or constitute at least a 10% equity participant, and (c) in the case of a  specified  Person who is an  individual,  family  members of such
Person.

                                       44

     "BUSINESS DAY" shall mean any day excluding Saturday, Sunday and any day on which banks in New York City are authorized by law or other governmental  action to close.

     "ENVIRONMENTAL CLAIM" shall mean any written claim, action,  demand, order, or notice by or on behalf  of, any  Governmental  Authority  or person  alleging potential  liability arising out of, based on or resulting from the violation of any  applicable  Environmental  Law or  Environmental  Permit or relating to any
Hazardous Materials.

     "ENVIRONMENTAL  LAWS"  shall  mean all Laws that are  applicable  to Seller relating to Releases or threatened  Releases of Hazardous Materials or otherwise relating to  pollution  or  protection  of the  environment,  health,  safety or natural  resources,  including,  without  limitation,  those relating to (A) the
Releases or threatened releases of Hazardous  Materials or materials  containing
Hazardous  Materials or (B) the manufacture,  generation,  handling,  treatment, storage,  transport,  disposal or handling of  Hazardous  Materials or materials containing Hazardous Materials.

     "FAIR  MARKET  VALUE"  shall mean the average for the ten (10) trading days immediately preceding the date of determination of the daily high and low prices of publicly traded shares of Globe common stock, rounded to the nearest cent, on the principal national securities exchange on which shares of Globe common stock are listed (if the shares of Globe common stock are so listed), or on the Nasdaq
Stock Market (if the shares of Globe common  stock are  regularly  quoted on the
Nasdaq Stock Market), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded shares of Globe common stock in the  over-the-counter  market,  or, if such bid and asked prices shall not be available,  as reported by any nationally  recognized quotation service selected by Buyer. If none of the foregoing is applicable, then "Fair Market Value" shall be determined by an independent  appraiser  selected by mutual  agreement of the
Buyer and Globe.

     "GOVERNMENTAL  AUTHORITY" shall mean any domestic or foreign federal, state or local agency,  authority,  board,  bureau,  court,  instrumentality  or other entity  exercising  executive,  legislative,  judicial,  taxing,  regulatory  or administrative  powers, in each case, to the extent having jurisdiction over the
Seller or Globe, as applicable

     "HAZARDOUS  MATERIALS"  shall  mean  all  substances,   matters  and  other
particles defined or listed as "hazardous" or "toxic" under  Environmental  Laws or that are otherwise regulated by Environmental Laws.

     "INDEBTEDNESS" shall mean as applied to any Person, (a) all indebtedness of such  Person for  borrowed  money,  whether  current  or  funded,  or secured or unsecured,  (b) all indebtedness of such Person for the deferred  purchase price of property or services  represented  by a note,  (c) all  indebtedness  of such
Person created or arising under any  conditional  sale or other title  retention agreement  with  respect to property  acquired by such Person  (even  though the rights and remedies of the sellers or lender  under such  agreement in the event of  default  are  limited to  repossession  or sale of such  property),  (d) all

                                       45

indebtedness  of such Person  secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (e) all  obligations  under leases which shall have been or must be, in accordance with generally accepted  accounting  principles,  recorded as capital leases in respect of which such Person is liable as lessee, (f) any liability of such Person in respect of  banker's  acceptances  or letters of credit,  (g) all interest, fees and other expenses owed with respect to indebtedness described in the  foregoing  clause  (a),  (b),  (c),  (d),  (e) or (f)  above,  and  (h) all indebtedness  referred to in clause (a),  (b),  (c),  (d), (e), (f) or (g) above which is directly or  indirectly  guaranteed by such Person or which such Person has agreed  (contingently  or otherwise) to purchase or otherwise  acquire or in respect of which it has otherwise assured a creditor against loss.

     "INTELLECTUAL  PROPERTY"  shall  mean  all  intangible  assets  used  in or necessary  to  the  conduct  of  the  business  of  Seller,  including,  without limitation:  the name  "Seller" and all  derivations  thereof,  all trade names, domain names, websites,  service marks names, trade dress, logos, trade secrets, copyrights and  registrations  and applications  therefore,  designs,  technical information,  know-how,  processes  and  techniques,  research  and  development information, and supplies, plans, proposals,  technical data, computer software, financial,  marketing  and  business  data,  pricing and cost  information,  and business and marketing  plans,  formulas,  devices,  software or compilations of information;  patents,  license rights and sublicense  rights to all patents and trademarks,  and other intangible assets registered in the name of Seller or any of its Affiliates and currently used by Seller in connection  with, or necessary for the conduct of the business of Seller,  all  applications  therefore and all licenses (as  licensee or  licensor)  and other  agreements  related  thereto as described on SCHEDULE 5.12(a) hereto, and all of Seller's rights to use or allow others to use such names,  all  registrations  and applications for registration and all claims for  infringement  of any  intellectual  property and  intangible rights relating thereto.

     "IRS" shall man the United States Internal Revenue Service.

     "LAWS"  shall  mean  any  federal,   state,  local,   municipal,   foreign,
international,  multinational or other administrative order, constitution,  law, ordinance,  principle of common law, rule, regulation,  statute or treaty or any order  of any  Governmental  Authority,  or  any  license,  franchise,  consent, approval,  permit or similar right granted under any of the foregoing including, without  limitation,  all  federal,  state and  local  privacy  laws,  rules and regulations, and all other applicable laws of similar tenor and effect, all laws relating to occupational health and safety, equal employment opportunities, fair employment  practices  and  discrimination,  privacy,  security  and exchange of information,  the Sarbanes Oxley Act of 2002, the Digital  Millennium  Copyright
Act,  the  CAN-SPAM  Act of 2003,  the  Children's  Online  Protection  Act, the
Children's Online Privacy Protection Act, the Protection of Children from Sexual
Predators Act, rules and regulations promulgated by the Federal Trade Commission
and  the  Federal  Communications   Commission,   and  other  laws,  rules,  and
regulations, applicable to the Business or any of its properties or assets.

     "MATERIAL ADVERSE EFFECT" shall mean circumstance,  change in, or effect on the Business, or the Seller that,  individually or in the aggregate:  (a) is, or would  reasonably  be  expected  to be,  materially  adverse  to  the  business, operations, assets or liabilities, employee relationships,  customer or supplier relationships,  results of operations or the financial condition or prospects of the Business or (b) would materially and adversely affect the ability to operate or conduct the Business in the Ordinary Course.

                                       46

     "NET  WORKING  CAPITAL"  shall mean the  current  assets  minus the current liabilities, in each case acquired by the Buyer, less intercompany transactions.

     "PERMITS"  shall  mean  all  franchises,   licenses,   permits,   consents,
authorizations,  approvals  and  certificates,  or any waiver of the  foregoing, required by any person or organization  including any Governmental Authority (as defined herein),  and held, used or otherwise  possessed by Seller in connection with and/or necessary to the operation of the business of Seller,  to the extent transferable to Buyer under applicable Laws as listed on SCHEDULE 4.13.

     "PERMITTED  ENCUMBRANCES" means (i) liens for Taxes not yet due and payable or being contested in good faith by appropriate  proceedings and with respect to which  adequate  reserves  have been  established;  (ii) rights  reserved to any
Governmental Authority to regulate the affected property;  (iii) statutory liens of banks and  rights of  set-off;  (iv) as to leased  assets,  interests  of the lessors and sublessors  thereof and liens affecting the interests of the lessors and  sublessors  thereof;  (v) inchoate  materialmen's,  mechanics',  workmen's, repairmen's  or other like  liens  arising in the  Ordinary  Course;  (vi) liens incurred or deposits  made in the Ordinary  Course in  connection  with workers'
compensation and other types of social security; (vii) licenses of trademarks or other intellectual  property rights granted by the Seller in the Ordinary Course and not  interfering  in any material  respect  with the Ordinary  Course of the
Business of Seller;  and (viii) as to real property,  any  encumbrance,  adverse interest, constructive or other trust, claim, attachment, exception to or defect
in  title  or  other  ownership  interest   (including,   but  not  limited  to,
reservations,  rights  of  entry,  rights  of first  refusal,  possibilities  of reverter, encroachments, easement, rights of way, restrictive covenants, leases, and licenses) of any kind,  which otherwise  constitutes an interest in or claim against  property,  whether arising  pursuant to any Laws, under any contract or otherwise,  that do  not,  individually  or in the  aggregate,  have a  Material
Adverse Effect on Seller's use thereof as currently used in the Ordinary Course.

     "PERSON"  shall mean a  corporation,  an  association,  a  partnership,  an organization,  a  business,  an  individual,  a  limited  liability  company,  a government or political  subdivision thereof or a governmental agency (including without  limitation,  any  federal,  state,  local or  municipal  regulatory  or administrative body).

     "PRE-CLOSING TAX PERIOD" shall mean all taxable periods ending on or before the  Closing  Date and the  portion  ending on the  Closing  Date of any taxable period that includes (but does not end on) the Closing Date.

     "RELEASE"  shall  mean any  release,  spill,  emission,  leaking,  pumping, pouring, injection, escaping, deposit, disposal, discharge,  dispersal, dumping, leaching  or  migration  of  Hazardous  Materials  into the  indoor  or  outdoor environment,  including  the  movement of Hazardous  Materials  through the air, soil, surface water or groundwater.

     "RELEVANT GROUP" shall mean any combined, consolidated, affiliated, unitary or similar group of which either Seller is or was a member.

                                       47

     "TAX" shall mean any  federal,  state,  local,  foreign  and other  income,
profits,  franchise,  capital,   withholding,   unemployment  insurance,  social
security,  occupational,  production,  severance,  gross receipts,  value added, sales, use, excise, real and personal property, ad valorem, occupancy, transfer, employment,  disability,  workers'  compensation  or other  similar tax, duty or other  governmental  charge  (including  all interest and penalties  thereon and additions thereto).

     "TRANSACTION  DOCUMENTS"  shall mean this  Agreement,  the Bill of Sale and other documents and agreements of even date herewith or delivered at Closing.

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                                       48

     IN WITNESS WHEREOF,  and intending to be legally bound hereby,  the parties hereto  have  caused  this Asset  Purchase  Agreement  to be duly  executed  and delivered as a sealed instrument as of the 10th day of August, 2005.

                                        SELLERS:

                                        theglobe.com, inc.

                                        By: /s/ Edward A. Cespedes
                                            ------------------------------------
                                            Title:  President

                                        SENDTEC, INC.

                                        By: /s/ Edward A. Cespedes
                                            ------------------------------------
                                            Title: Secretary/Treasurer

                                        BUYER:

                                        RELATIONSERVE MEDIA, INC.

                                        By: /s/ Mandee Heller Adler
                                            ------------------------------------
                                            Title: Chief Executive Officer

                                       49